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Ready for everything

Proxy Statement

2022 Annual Meeting of Stockholders

Patrick H. Nettles, Ph.D.

Executive Chair of

the Board of Directors

“We are proud that our strong performance in fiscal 2021 has allowed us to help improve the experiences of our employees, our communities, and our stockholders.”

- Patrick H. Nettles, Ph.D.

Message from our Board of Directors

Dear Fellow Stockholders:

Against the backdrop of continued challenges related to the COVID-19 pandemic and a constrained global supply market, Ciena achieved strong financial results in fiscal 2021 and ended the year with an increased backlog that positions us well for fiscal 2022. We continued to diversify our business across markets and customer segments. We delivered world-leading innovation across our product portfolio, including two distinct designs of our WaveLogic 5 coherent optics – WaveLogic 5 Extreme and WaveLogic 5 Nano – to address the need for both performance-optimized and footprint-optimized solutions. And, we delivered our first $1 billion revenue quarter in the fourth quarter of fiscal 2021. Our balance sheet and cash generation continue to be a competitive advantage and, in December 2021, we authorized a program to repurchase up to $1 billion of our common stock, including a $250 million accelerated share repurchase. This performance reflects continued execution of our strategy and our ability to leverage our competitive strengths – innovation leadership, diversification and global scale – as the foundation of a uniquely resilient business, differentiating us in the market and giving us confidence about our future.

Our Board and management team believe strongly that our success is ultimately rooted in our people and that dedication to high ethical standards, sustainability, and our communities remains essential to Ciena’s success in our markets. In 2021, we took meaningful steps to increase our commitment in these areas, including:

●   Commitment to Sustainability. We believe sustainability is more than a corporate responsibility – it is a fundamental part of our strategy and key to achieving our goals. Through carbon reduction initiatives and a pledge to offset our residual operational emissions, our goal is to be carbon neutral for our fiscal 2023 CDP reported emissions. We also launched a cross-functional Environmental Steering Committee, published an updated Sustainability Report, and introduced a new enterprise-level goal to reduce our air travel emissions for fiscal 2022 by 50% as compared to pre-pandemic levels in fiscal 2019.

●   Commitment to our People. We have a progressive people strategy that fosters a workplace environment where employees are empowered, feel included and have an opportunity to make a difference through their work. To promote our inclusive culture, in fiscal 2021 we introduced conscious inclusion workshops and had 100% participation by our executive leadership and 58% by our management. For fiscal 2022, we are targeting 80% participation across the company. In fiscal 2021, we also expanded our employee resource groups, including launching a new LatinX networking and resource group, and ran an eight-month targeted development pilot with our Black & African Heritage networking and resource group.

●   Commitment to our Communities. In an unprecedented time, we and our global workforce have continued to focus on service and compassion. Through a range of volunteering and charitable actions, our Ciena Cares program exceeded our fiscal 2021 enterprise-level goal to provide 20,000 hours of volunteering and service to our communities. We also introduced new programming with business partners and thought leaders to advance our digital inclusion initiative, providing greater opportunities for underserved students through improved access, technology and digital skills.

I encourage you to read more about our Board of Directors, corporate governance practices and executive compensation in the accompanying proxy statement. I am confident that you will recognize our commitment to best practices in these areas. Thank you for your continued support of Ciena and your participation in this year’s Annual Meeting.

On behalf of the Board of Directors,

Patrick H. Nettles, Ph.D.

Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

Notice of Annual Meeting of Stockholders

Date:	March 31, 2022	Record Date:	February 4, 2022

Time:	3:00 p.m. Eastern Time	Attendance:	www.virtualshareholdermeeting.com/CIEN2022

To the Stockholders of Ciena Corporation:

The 2022 Annual Meeting of Stockholders of Ciena Corporation will be held on March 31, 2022 at 3:00 p.m. Eastern Time. Our Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CIEN2022 and entering your 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card, or the voting instructions that accompanied your proxy materials.

Items of Business

1.  Elect three members of the Board of Directors from the nominees named in the accompanying proxy statement to serve as Class I directors for three-year terms ending in 2025, or until their respective successors are elected and qualified.

2.  Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022.

3.  Conduct an advisory vote on our named executive officer compensation, as described in these proxy materials.

4.  Consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the proxy statement accompanying this notice. You are entitled to notice of, and are eligible to vote at, this year’s Annual Meeting if you were a stockholder of record as of the close of business on February 4, 2022.

In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our Annual Report to Stockholders for fiscal 2021 via the Internet. On February 15, 2022, we mailed to stockholders as of the record date a notice with instructions on how to access our Annual Meeting materials and vote via the Internet, or by mail or telephone.

We believe that your vote, and the vote of every Ciena stockholder, is important. Whether or not you plan to participate in the Annual Meeting, we encourage you to review the accompanying proxy statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

David M. Rothenstein
Senior Vice President, General Counsel and Secretary

Hanover, Maryland

February 15, 2022

Proxy Statement Summary

This summary highlights information that is contained elsewhere in this proxy statement. It does not include all information necessary to make a voting decision, and you should read this proxy statement in its entirety before casting your vote.

Ciena at a Glance

Industry-leading, global networking systems, services and software company

$3.62B FY21 Annual Revenue	$1.7B Cash Position at FYE 21	Leading Market Position in the markets in which we operate*

80+ Countries in which we sell products	7,000+ Employees	1,700+ Customers

* As cited by Omdia, Dell’Oro Group, or Cignal AI for different markets

Foundational Strengths	Strategic Initiatives
Leading Technology & Innovation we own the key enabling technologies for our solutions and use our significant R&D investment capacity to push the pace of innovation in our industry

Lead and Grow

grow our core business by strengthening our optical innovation leadership, increasing optical market share and international business, growing attached services, and embracing multiple consumption models

Diversification we have a broad-based business that spans a diverse set of customer segments, a wide range of solutions and applications, and multiple geographies	Invest invest in next generation metro and edge by expanding use cases for our portfolio, innovating and diversifying our solutions portfolio and addressing 5G and edge applications

Global Scale we have significant talent and deep resources in engineering, sales, services and customer support that advance our global business	Expand drive digital transformation and network automation with our Blue Planet software and services portfolio and grow our software business

2022 Proxy Statement	1

Business Highlights

Fiscal 2021 Financial Performance

(approximate)

annual revenue increased from approximately $3.53B in fiscal 2020 total stockholder return (“TSR”) increased from approximately 23.3% in fiscal 2020 adjusted gross margin 47.6% GAAP gross margin

adjusted operating margin 13.7% GAAP operating margin

adjusted earnings per share $3.19 GAAP net Income per diluted common share

Contained above, and elsewhere in this proxy statement, are certain non-GAAP measures of Ciena’s financial performance for fiscal 2020 and 2021. These measures, along with their corresponding GAAP measures and reconciliations thereto, have been previously disclosed in exhibits to Ciena’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 9, 2021. Also see “Non-GAAP Measures” below for more information about these measures and how they are used.

Fiscal 2021 Business Performance

❖   Generated $462 million in free cash flow (defined as net cash provided by operating activities less capital expenditures)

❖   Grew backlog to $2.17 billion as of October 30, 2021, compared to $1.19 billion as of October 31, 2020

❖   Ended fiscal 2021 with $1.7 billion in cash and investments

❖   Continued to diversify our business across markets and customer segments, with our top 10 customers for the year including three U.S. service providers, two international service providers, one cable operator and four major webscale providers

❖   Authorized new $1 billion share repurchase program in December 2021, including a $250 million accelerated share repurchase

❖   Delivered world-leading innovation, bringing to market our WaveLogic 5 Extreme technology on additional optical platforms, WaveLogic 5 Nano pluggable optics and new Routing and Switching platforms

❖   Exceeded our enterprise-wide volunteering and service hours goal and implemented new programs with business partners to advance our digital inclusion mission

❖   Broadened and deepened our People Promise by enhancing Diversity, Inclusion and Belonging initiatives, expanding opportunities for growth and development at all career stages, and prioritizing the overall wellbeing of our employees

2	2022 Proxy Statement

Fiscal 2021 Compensation Highlights

Base Salaries	Equity Award Values

Did not increase the base salary of our CEO and the other named executive officers (“NEOs”) due to existing alignment with market positioning and in light of ongoing macro and industry conditions and uncertainties resulting from the COVID-19 pandemic

Did not increase the target delivered value of annual equity awards for our CEO and the other NEOs due to existing alignment with market positioning and in light of ongoing macro and industry conditions and uncertainties resulting from the COVID-19 pandemic, which, due to the different required calculation method, resulted in approximately 5% year-over-year decreases in grant date delivered value

Target Cash Incentives	Equity Award Structure

Did not increase the target cash incentive opportunity for our CEO and the other NEOs due to existing alignment with market positioning and in light of ongoing macro and industry conditions and uncertainties resulting from the COVID-19 pandemic

Continued to structure equity awards to include PSUs and MSUs and so that 60% of the target award value for our CEO, and 50% of the target award value for the other NEOs, was allocated to at-risk, performance-based equity

Pay-for-Performance Alignment

CEO Fiscal 2021 Target Total Direct Compensation Mix	NEO Fiscal 2021 Target Total Direct Compensation Mix

2022 Proxy Statement	3

Corporate Governance and Stockholder Outreach

Stockholder Outreach and Engagement

We believe that strong corporate governance practices should include regular outreach and conversations with our stockholders, with whom we regularly discuss our business, financial performance, industry dynamics, compensation, and environmental, social, and governance (“ESG”) matters. We actively engage with stockholders of all sizes through a combination of virtual and in-person engagements, including our annual meeting, our website, investor conferences, and one-on-one meetings where appropriate. For example, in the last 12 months, we have engaged with more than half of our 25 largest stockholders an aggregate of over 50 times. Our Board of Directors also reviews all material stockholder engagements as well as any stockholder inquiries directly related to its responsibilities. These regular engagements allow us to obtain feedback on stockholders’ perception and understanding of our markets, business and industry. They have also influenced our communications, which include detail on key elements of our corporate strategy and an articulation of our capital allocation priorities. In January 2022, we also provided updates with respect to our ESG practices through an investor presentation available on the “Investors” section of our website at www.ciena.com. Information contained on or available through our website is not incorporated by reference in or made part of this proxy statement and any references to our website are intended to be inactive textual references only.

Recent Governance Changes

Environmental, Social, and Governance	Policies and Charters

•  Established Environmental Steering Committee

•  Published updated Sustainability Report and ESG investor presentation

•  Introduced new governance model and creation of executive-level Sustainability Leadership Committee

•  Introduced enterprise-level goals with ESG targets for diversity and inclusion, climate, community impact, and customer satisfaction for fiscal 2022

Updated to ensure alignment with governance best practices: • Code of Business Conduct and Ethics • Principles of Corporate Governance • Charters of standing Board committees

Existing Strong Governance Structure

• Eight of ten directors are independent • Lead Independent Director • Separate Chair and CEO roles • Code of Ethics for Directors • Standing committees are comprised solely of independent directors

•  Annual Board and committee self-assessments

•  Market-standard proxy access rights

•  Majority voting in uncontested director elections

•  Limits on annual director compensation

•  Independent directors regularly meet without management present

Continued Commitment to our Employees and Community During the COVID-19 Pandemic

We recognized the need to support both our global workforce and the communities in which we operate over the course of the continuing COVID-19 pandemic and have made significant changes and accommodations with flexibility and support in mind to support our workforce, their families, and our communities.

Employee Safety and Wellbeing	Community Outreach and Support

•  Large-scale employee work from home arrangements on a regular basis

•  Precautions conform to CDC and relevant guidelines

•  Global pandemic leave and benefits

•  Work from home reimbursement benefit

•  Regular mental wellbeing sessions and morale initiatives

•  Comprehensive set of global site reopening guidelines

•  Adopted and met an enterprise-level volunteering goal

•  Increased our Ciena Cares corporate donation matching and volunteer rewards

•  Implemented new programs with business partners and thought leaders to advance our digital inclusion mission to provide greater opportunities for underserved

4	2022 Proxy Statement

Voting Roadmap

This section highlights selected information about the items to be voted on at the Annual Meeting. It does not contain all information that you should consider in deciding how to vote. You should read the entirety of this proxy statement carefully before voting.

Proposal
Elect three Class I Director Nominees

see page 6	The Board recommends a vote FOR each nominee

	Independent	Director Since	Committees and Board Leadership
Lawton W. Fitt Chairperson, The Progressive Corporation		November 2000	• Audit (Chair)
Devinder Kumar Executive Vice President, CFO and Treasurer, Advanced Micro Devices, Inc.		August 2019	• Audit
Patrick H. Nettles, Ph.D. Executive Chair, Ciena Corporation		April 1994	• Executive Chair

Proposal
Ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022

see page 28	The Board recommends a vote FOR this proposal

❖  Independent firm with reasonable fees and significant financial reporting expertise

❖  PwC has audited our consolidated financial statements annually since our incorporation in 1992

❖  Audit Committee annually evaluates PwC and has determined that its appointment continues to be in the best interests of our stockholders

Proposal
Say-on-Pay: Advisory vote on named executive officer compensation

see page 67	The Board recommends a vote FOR this proposal

❖  At last year’s annual meeting, approximately 91% of stockholder votes cast were in favor of our executive compensation program

❖  The key elements of our executive compensation program remain essentially unchanged

❖  We employ core compensation principles and practices to promote pay for performance and alignment of executive and stockholder interests

❖  Our overall fiscal 2021 executive compensation was reasonable and appropriate in light of our business and financial performance

2022 Proxy Statement	5

Proposal No. 1

Election of Class I Directors

Overview

Our Board of Directors currently consists of ten directors divided into three classes. Each class of our Board of Directors serves a staggered three-year term. At the Annual Meeting, three directors will be elected to fill positions in Class I, each of whose term expires at the Annual Meeting. Lawton W. Fitt, Devinder Kumar, and Patrick H. Nettles, Ph.D., our current Class I directors, are nominees for election at the Annual Meeting. Each of the nominees for Class I, if elected, will serve for a three-year term expiring at the 2025 Annual Meeting, or until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal from the Board. The nomination of these directors to stand for election at the Annual Meeting has been recommended by the Governance and Nominations Committee and approved by the Board of Directors.

Director Qualifications

The Governance and Nominations Committee reviews candidates for service on the Board and recommends nominees for election to fill vacancies on the Board of Directors, including nomination for re-election of directors whose terms are due to expire. The Governance and Nominations Committee endeavors to identify, recruit and nominate candidates who possess a combination of wisdom, sound judgment, excellent business skills, maturity and high integrity. In particular, the Governance and Nominations Committee seeks individuals with a record of accomplishment and senior leadership experience in their chosen fields who display the independence of mind and strength of character to be committed to representing the long-term interests of various stakeholders, including our stockholders, customers, partners, employees and community.

The Governance and Nominations Committee also seeks to ensure that the Board of Directors is composed of individuals of diverse backgrounds, including with respect to gender, ethnicity, race, nationality and age, who have a variety of complementary experience, skills and relationships relevant to Ciena’s business and industry. This diversity of background and experience includes ensuring that the Board includes individuals with experience or skills sufficient to meet the requirements of the various rules and regulations of The New York Stock Exchange (the “NYSE”) and the SEC, such as the requirements to have a majority of independent directors, committees comprised only of independent directors, and an audit committee financial expert. As required by the Governance and Nominations Committee Charter, the committee has developed and uses criteria for maintaining a balanced board of directors representing a diversity of characteristics and recommends criteria, establishes procedures for, and conducts an annual review of the Board and the diversity and other characteristics of individual directors and reports to the Board on the results of the review.

In nominating candidates to fill vacancies created by the expiration of the term of a director, the Governance and Nominations Committee determines whether the incumbent director is willing to stand for re-election. If so, the Governance and Nominations Committee evaluates the director’s performance to determine suitability for continued service, taking into consideration, among other things, the director’s contributions to the Board, the value of the continuity of the director’s service, and the director’s familiarity with Ciena’s markets, business and operations.

6	2022 Proxy Statement

Board Composition and Diversity

Skills and Experience	Board Tenure Non-Executive Directors
0 to 4 Years
5 to 13 Years
14+ Years

Independence and Diversity

For the first time in 2021 we asked each of our nominees and continuing directors to self-identify based on a range of diversity characteristics, including gender, race, ethnicity, sexual orientation, and disability. In response, three of our directors self-identified as female and two self-identified as Asian or South Asian, one of whom self-identified as Malaysia-born. The above charts reflect information for all nominees and continuing directors. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board of Directors will be voted by the proxy holders for the election of any other person or persons as the Board of Directors may recommend, or our Board of Directors, at its option, may reduce the number of directors that constitute the entire Board of Directors.

2022 Proxy Statement	7

Information Regarding Nominees and Continuing Directors

Director Nominees

Class I Director Nominees with Terms Expiring in 2025

Lawton W. Fitt
Director Since November 2000 • Audit Committee (Chair) Age 68 Other Public Boards: 3

Skills and Qualifications

•   Substantial investment banking experience and expertise in structuring and negotiating acquisition and financing transactions

•   Understanding of the capital markets

•   Brings a strong financial background to her service as Chair of the Audit Committee

•   Significant experience in the areas of raising capital, financial oversight and enterprise risk analysis

•   Executive management experience

•   Service as a director and member of the audit committee of other companies

Other Current Board Experience

•   The Carlyle Group Inc., Lead Independent Director (public)

•   Micro Focus International PLC (public)

•   The Progressive Corporation, Chairperson (public)

Previous Board Experience

•   ARM Holdings PLC

•   Thomson Reuters Corporation

Professional Highlights

Ms. Fitt previously served as Director of the Royal Academy of Arts in London from October 2002 to March 2005. From 1979 to October 2002, Ms. Fitt was an investment banker with Goldman Sachs & Co., where she was a partner from 1994 to October 2002.

Devinder Kumar
Director Since August 2019 • Audit Committee Age 65 Other Public Boards: 0

Skills and Qualifications

•   Strong financial background including as Chief Financial Officer of a public company

•   Senior leadership experience managing a global finance organization, global corporate services and facilities

•   Global experience with a multinational organization, including time spent in Asia

•   More than 35 years in the technology industry

Professional Highlights

Mr. Kumar currently serves as Executive Vice President, Chief Financial Officer and Treasurer of Advanced Micro Devices, Inc., in which capacity he is responsible for the global finance organization as well as global corporate services and facilities. He was appointed Chief Financial Officer in January 2013 and Treasurer in April 2015.

8	2022 Proxy Statement

Patrick H. Nettles, Ph.D.
Director Since April 1994 • Executive Chair Age 78 Other Public Boards: 0

Skills and Qualifications

•   Founder and former Chief Executive Officer of Ciena

•   Significant institutional and industry knowledge

•   Provides key insight and advice in the Board’s consideration and oversight of corporate strategy and management development

•   Experience as a public company director

•   Executive management experience with Ciena, along with operational management experience and technical expertise, provide the Board a unique perspective and enable him to make significant contributions to the Board

Other Current Board Experience

•   Trustee for the California Institute of Technology

Previous Board Experience

•   The Progressive Corporation, Chair of Audit Committee

•   Axcelis Technologies, Inc., Independent Chairman of the board

•   Apptrigger, Inc.

•   Optiwind Corp.

•   Trustee for the Georgia Tech Foundation, Inc.

Professional Highlights

Dr. Nettles has served as Executive Chair of the Board of Directors since May 2001. From October 2000 to May 2001, Dr. Nettles was Chairman of the Board of Directors and Chief Executive Officer of Ciena, and he was President and Chief Executive Officer from April 1994 to October 2000.

Continuing Directors

Class II Directors with Terms Expiring in 2023

Judith M. O’Brien
Director Since July 2000 • Compensation Committee (Chair) • Governance and Nominations Committee Age 71 Other Public Boards: 0

Skills and Qualifications

•   Experience working in a private law firm focused on technology companies

•   Service as a venture capital professional and as in-house general counsel

•   Important perspective with respect to the overall technology sector and in identifying and assessing legal and regulatory risks

•   Expertise in assessing and structuring strategic transactions, including capital raising opportunities, intellectual property matters, acquisitions, joint ventures and strategic alliances

•   Brings extensive knowledge and experience in the areas of executive compensation and corporate governance to her service as Chair of the Compensation Committee and her membership on the Governance and Nominations Committee

Other Current Board Experience

•   MagicCube, Inc., Chairman (private)

•   Theatro Labs, Inc. (private)

•   LightDeck Diagnostics, Inc. (private)

Previous Board Experience

•   Adaptec, Inc.

•   Inform, Inc.

Professional Highlights

Ms. O’Brien previously served as a partner and head or co-head of the Emerging Company Practice Group at the law firm of King & Spalding LLP from November 2012 until her retirement in December 2019. Ms. O’Brien served as Executive Vice President and General Counsel of Obopay, Inc., a provider of mobile payment services, from November 2006 through December 2010. From February 2001 until October 2006, Ms. O’Brien served as a Managing Director at Incubic Venture Fund, a venture capital firm. From August 1980 until February 2001, Ms. O’Brien was a lawyer with Wilson Sonsini Goodrich & Rosati, where, from February 1984 to February 2001, she was a partner specializing in corporate finance, mergers and acquisitions, and general corporate matters.

2022 Proxy Statement	9

Joanne B. Olsen
Director Since October 2018 • Compensation Committee • Governance and Nominations Committee Age 63 Other Public Boards: 2

Skills and Qualifications

•   Significant industry experience and knowledge of cloud infrastructure applications

•   Senior leadership experience with large, multinational technology companies

•   Global business experience and insight into doing business in key international markets

•   Executive management experience across a range of sales, services and alliances

•   Experience as a public company director

Current Board Experience

•   Teradata Corporation (public)

•   Keysight Technologies, Inc. (public)

Professional Highlights

Ms. Olsen previously served as Executive Vice President of Global Cloud Services and Support at Oracle Corporation from 2016 until her retirement in August 2017. In that role, she drove Oracle’s cloud transformation services and support strategy, partnering with leaders across all business units. Ms. Olsen previously served as Senior Vice President and leader of Oracle’s applications sales, alliances, and consulting organizations in North America from 2012 through 2016, and from 2010 through 2012 served in various general management positions at Oracle. Ms. Olsen began her career with IBM, where, between 1979 and 2010, she held a variety of executive management positions across sales, global financing and hardware.

Gary B. Smith
Director Since October 2000 Age 61 Other Public Boards: 0

Skills and Qualifications

•   As Chief Executive Officer of Ciena for over 20 years, provides the Board with leadership skills, industry experience and comprehensive knowledge of Ciena’s business, strategy, operations and financial position

•   Unique perspective on the strategic and operational challenges and opportunities faced by Ciena

•   Over 30 years of experience in the telecommunications industry, during which time he has lived and worked on four continents

•   Global industry sales and marketing experience provide the Board an important perspective into Ciena’s markets and business and selling strategies

Previous Board Experience

•   Avaya, Inc.

•   CommVault Systems, Inc.

Professional Highlights

Mr. Smith joined Ciena in 1997 and has served as President and Chief Executive Officer since May 2001. Prior to his current role, his positions with Ciena included Chief Operating Officer and Senior Vice President, Worldwide Sales. Mr. Smith previously served as Vice President of Sales and Marketing for INTELSAT and Cray Communications, Inc.

Mr. Smith is a member of the President’s National Security Telecommunications Advisory Committee; serves on the Wake Forest University Advisory Council for the Center for Innovation, Creativity and Entrepreneurship; and participates in initiatives with the Center for Corporate Innovation.

10	2022 Proxy Statement

Class III Directors with Terms Expiring in 2024

Hassan M. Ahmed, Ph.D.
Director Since June 2020 • Compensation Committee • Governance and Nominations Committee Age 63 Other Public Boards: 2

Skills and Qualifications

•   Prior service as a Chief Executive Officer of a technology company in an adjacent space provides the Board with a high level of expertise and experience in our industry

•   Provides the Board with strategic insights across a range of corporate functions

•   Previous management and oversight experience within the industry

•   Significant industry knowledge and expertise in NFV solutions

Other Current Board Experience

•   KINS Technology Group, Inc. (public)

•   Founder SPAC, Executive Chairman (public)

•   Oxefit, Inc. (private)

•   Vesper Technologies, Inc. (private)

•   Avesha Inc. (private)

•   Sway AI Inc., Executive Chairman (private)

Previous Board Experience

•   Affirmed Networks, Inc., Chairman

Professional Highlights

Dr. Ahmed has served as Executive Chairman of Founder SPAC since March 2021 and as Executive Chairman and Co-founder of Sway AI, Inc. since March 2021. He previously served as Chairman of the Board and Chief Executive Officer of Affirmed Networks, Inc., which was acquired by Microsoft in April 2020. Before founding Affirmed Networks, Inc. in 2010, he was a senior advisor at Charles River Ventures. From 1998 to 2008, Dr. Ahmed served as Chairman and Chief Executive Officer of Sonus Networks, Inc. Prior to that time, he served in various executive roles at Ascend Communications, Inc., Cascade Communications Corporation and Analog Devices, Inc. He also served as President and founder of WaveAccess, Inc. and founded and served as director of the VLSI Systems Group of Motorola Codex. Dr. Ahmed previously served as Associate Professor of Electrical, Computer and Systems Engineering and Associate Professor of Finance at Boston University.

Bruce L. Claflin
Director Since August 2006 • Audit Committee • Compensation Committee Age 70 Other Public Boards: 1

Skills and Qualifications

•   Prior service as a Chief Executive Officer of a technology company in an adjacent industry provides the Board with a high level of expertise and experience in the operations of a global, high technology company

•   Provides the Board with strategic insights across a range of corporate functions

•   Previous management and oversight experience relating to sales, marketing, research and development, supply chain management and manufacturing

•   Experience in global business transactions, risk management, executive compensation and a business-oriented approach to resolving operational challenges

•   Service as a director of public technology companies

•   Prior service as a fellow on the National Association of Corporate Directors

Other Current Board Experience

•   IDEXX Laboratories, Inc., Chair of the Governance and Corporate Responsibility Committee (public)

Previous Board Experience

•   Advanced Micro Devices, Inc. (AMD)

Professional Highlights

Mr. Claflin served as President and Chief Executive Officer of 3Com Corporation from January 2001 until his retirement in February 2006. Mr. Claflin joined 3Com as President and Chief Operating Officer in August 1998. Prior to 3Com, Mr. Claflin served as Senior Vice President and General Manager, Sales and Marketing, for Digital Equipment Corporation. Mr. Claflin also worked for 22 years at IBM Corporation, where he held various sales, marketing and management positions, including general manager of IBM PC Company’s worldwide research and development, product and brand management, as well as president of IBM PC Company Americas.

2022 Proxy Statement	11

T. Michael Nevens
Director Since February 2014 • Audit Committee Age 72 Other Public Boards: 1

Skills and Qualifications

•   Substantial experience with and exposure to a wide variety of companies and their corporate strategies, both as a private equity adviser and management consultant, provides the Board with expertise in the areas of strategic and long-term business planning and competitive strategy

•   Provides the Board with insight on corporate governance changes affecting public companies

•   Experience as a director of other global, high technology companies

Other Current Board Experience

•   NetApp, Inc., Chairman (public)

•   TalonX, Inc. (private)

Previous Board Experience

•   Altera Corporation

Professional Highlights

Mr. Nevens has served as senior adviser to Permira Advisers, LLC, an international private equity fund, since 2006. From 1980 to 2002, Mr. Nevens held various leadership positions at McKinsey & Co., most recently as a director (senior partner) and as managing partner of the firm’s Global Technology Practice. He also served on the board of the McKinsey Global Institute, which conducts research on economic and policy issues. Mr. Nevens has been an adjunct professor of Corporate Governance and Strategy at the Mendoza College of Business at the University of Notre Dame.

Patrick T. Gallagher
Director Since May 2009 • Lead Independent Director • Compensation Committee • Governance and Nominations Committee (Chair) Age 67 Other Public Boards: 1

Skills and Qualifications

•   Extensive global business experience provides the Board with expertise and an important perspective regarding international transactions and markets

•   Experience as a senior executive of major European telecommunications service providers offers the Board insight into carrier customer perspectives as well as industry opportunities, marketing and sales strategies and operational challenges outside of the United States

•   Industry knowledge and prior management expertise provide the Board with significant industry knowledge and expertise in submarine and wireless network applications and strategic growth market opportunities for Ciena

•   Experience as a public company director in both the U.S. and Europe provides strong background as lead independent director and Chair of the Governance and Nominations Committee

Other Current Board Experience

•   Harmonic, Inc., Chairman (public)

•   Mirabeau SAS, Chairman (private)

Previous Board Experience

•   Intercloud SAS

•   Sollers JSC

Professional Highlights

Mr. Gallagher has served as Chairman of Harmonic Inc., a global provider of high-performance video solutions to the broadcast, cable, telecommunications and managed service provider sectors, since October 2007. From March 2008 until April 2012, Mr. Gallagher was Chairman of Ubiquisys Ltd. From January 2008 until February 2009, Mr. Gallagher was Chairman of Macro 4 plc, and from May 2006 until March 2008, served as Vice Chairman of Golden Telecom Inc. From 2003 until 2006, Mr. Gallagher was Executive Vice Chairman and served as Chief Executive Officer of FLAG Telecom Group Ltd. and, prior to that role, held various senior management positions at British Telecom.

Proposal No. 1 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the election of the three Class I nominees listed above

12	2022 Proxy Statement

Corporate Governance and the Board of Directors

Ciena has adopted a number of policies and practices that highlight our commitment to sound corporate governance principles and sustainability. We maintain a corporate governance page on our website that includes additional related information, as well as governance documents such as our bylaws, codes of conduct, principles of corporate governance, and the charters for each of the standing committees of the Board of Directors. This information and documentation can be found on the “Corporate Responsibility – Governance Documents” page of the “Investors” section of our website at www.ciena.com.

Independent Directors

In accordance with the current NYSE listing standards, the Board of Directors, on an annual basis, affirmatively determines the independence of each director or nominee for election as a director. The Board of Directors has determined that, with the exception of Dr. Nettles and Mr. Smith, both of whom are employees and executive officers of Ciena, all of its members during fiscal 2021 are or during their tenure were “independent directors,” using the definition of that term in the NYSE Listed Company Manual. Also, as more fully described below, all members of the Board’s standing Audit, Compensation and Governance and Nominations Committees are independent directors, and all members of the Board’s standing Audit and Compensation Committees are independent directors in accordance with the additional listing standards applicable to those committees.

Communicating with the Board of Directors

The Board of Directors has adopted a procedure for receiving and addressing communications from all interested parties, including Ciena’s stockholders. Interested parties may send written communications to the entire Board of Directors (or any committee thereof), Ciena’s Lead Independent Director, or all of the independent directors serving on the Board, by addressing communications to:

Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

Attention: Corporate Secretary

Please address any communication by e-mail to ir@ciena.com with “Attention: Corporate Secretary” in the subject line.

Our General Counsel serves as Corporate Secretary and determines, in his discretion, whether the nature of the communication is such that it should be brought to the attention of the Board of Directors or a committee thereof, the Lead Independent Director, or all of the independent directors. As a general matter, the Corporate Secretary does not forward spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or offensive or inappropriate material.

Environmental, Social, and Governance Practices

Our sustainability and corporate responsibility practices are designed to help position Ciena as a supplier of choice to our customers, an employer of choice to our existing and prospective employees, and a neighbor of choice in our communities around the globe. Though our practices across environmental, social and governance programming are broad and evolve over time, we continue to focus on environmental stewardship, our people and culture, community impact and support, and strong corporate governance. During fiscal 2021, we published an updated Sustainability Report, which can be found on the “Sustainability Report” page of the “About Us” section of our website at www.ciena.com. We also maintain a Corporate Social Responsibility Policy and an Environmental, Health and Safety Policy, which can be found on the “Corporate responsibility” page of the “About us” section of our website, and additional information about our people promise can be found on the “CienaLife” page of the “About us” section of our website. In January 2022, we also provided updates with respect to our environmental, social and governance practices through an investor presentation available on the “Investors” section of our website. Information contained on or available through our website is not incorporated by reference in or made part of this proxy statement.

2022 Proxy Statement	13

Highlights of certain recent developments or our current practices in these areas are described below.

Environmental We believe sustainability is more than a corporate responsibility – it is a fundamental part of our strategy and key to achieving our goals and success in our markets.
COMMITMENT TO SUSTAINABILITY

Sustainability Governance Model

We maintain a governance model that provides board oversight and strategic executive leadership for the integration of sustainability into our operations.

•   introduced a new, executive-level, Sustainability Leadership Committee in 2021

•   established cross-functional Environmental Steering Committee in 2021

•   published our 2020 Sustainability Report highlighting areas of Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), and Task Force on Climate-Related Financial Disclosures (TCFD) alignment

SUSTAINABILITY IN OUR PRODUCTS

Innovation Leadership Driving Sustainable Outcomes

At a time of exploding network traffic and services, our greatest environmental impact is our technology innovation, allowing our customers to “do more with less” — less power, less space, and less cost.

•   energy efficient product innovation in our WaveLogic coherent modem solutions has yielded significant contributions to sustainability, allowing network operators to sustainably address massive increases in bandwidth demand

•   our product innovation is a significant enabler of the climate ambitions of our network operator customers

•   our WaveLogic 5 Nano introduced power efficient pluggable forms for data center applications

CLIMATE

Commitment to Carbon Neutrality

Through carbon reduction initiatives and a commitment to offset our residual operational emissions, we plan to be carbon neutral for our fiscal 2023 CDP reported emissions (excludes certain Scope 3 categories)

•   purchased renewable energy credits spanning wind, solar, biomass and hydro sources to reduce reported site energy use by approximately 50% in 2021

•   offset 71% of our 2020 reported emissions, mitigating the impact of our site energy use, business travel and manufacturing emissions

•   introduced an enterprise-level goal to reduce our air travel emissions in fiscal 2022 by 50% as compared to pre-pandemic fiscal 2019

•   participate in CDP climate change and water disclosures

•   partnered with Tree-Nation by planting a tree for each employee at Ciena

•   rapidly adopted flexible and remote working and collaborative tools

•   pursuing opportunities to reduce water, light and power consumption in our offices worldwide

•   five locations LEED certified or certifiable

14	2022 Proxy Statement

Social

Our “People Promise,” launched in fiscal 2020, focuses on fostering a workplace environment where our employees are empowered, feel included and have an opportunity to make a difference through their work at Ciena. In so doing, we seek to cultivate for employees a culture of vibrancy, belonging and happiness, while enabling us to be an employer of choice within our markets. Our “people strategy” is annually reviewed by and discussed with our Board.

Competitive Compensation and Pay Equity

We strive to ensure that our employees receive competitive, fair and transparent compensation and innovative benefits offerings.

•   annual assessment of gender pay equity globally and ethnicity in the U.S. and Canada

•   progressive caregiver and parental leave (including at least 18 weeks paid time off for new mothers, at least ten weeks paid time off for new fathers and adoptive parents, and financial assistance for adoptive parents)

•   retirement readiness program and benefits; ESG fund 401(k) option

•   maintain broad-based Employee Stock Purchase Plan (“ESPP”)

•   expanded employee eligibility for annual equity awards

Growth and Development

We focus on creating opportunities for employee growth, development, training and education.

•   “Inside First” initiatives cultivate talent from within

•   “Next at Ciena” program for early in career employees

•   management and leadership development programs

•   mentoring programs

•   employee learning and training initiatives

•   support for continuing education and tuition reimbursement

Employee Recognition

We believe that providing rewards and recognition programs helps drive strong employee performance.

•   annual “Spirit of Ciena” awards to recognize employees who best exemplify Ciena’s core values

•   “bravo” and “applause” programs for spot awards and recognition of employee contributions throughout the year

•   patent incentive and distinguished engineer awards

•   “Ciena Cares” awards to recognize employees and teams who exemplify our commitment to communities and volunteerism

Employee Engagement

We promote employee empowerment and regularly seek to understand whether employees understand our business goals and if we are living up to our People Promise in our workplace.

•   regular employee engagement surveys and pulse surveys on specific issues

•   fiscal 2021 employee engagement survey included participation rate of approximately 75%

•   survey topics included autonomy, belonging, comfort expressing identity, emotional support and job satisfaction

•   engagement scores that met or exceeded industry benchmarks

2022 Proxy Statement	15

Diversity, Inclusion and Belonging (DIB)

We are committed to a workplace without discrimination and promote an inclusive and diverse workplace, where all individuals are respected and feel they belong regardless of their age, race, national origin, gender, religion, disability, sexual orientation or gender identity.

•   disclosed in our Annual Report on Form 10-K global gender demographic data and U.S. ethnicity demographic data for our employee population

•   conscious inclusion workshops with 100% executive and 58% manager participation in fiscal 2021, and an incentive compensation-linked goal targeting 80% participation across the company for fiscal 2022

•   internal networking and resource groups include our Women at Ciena group, Black & African Heritage at Ciena group, Pride at Ciena LGBT+ group, Next at Ciena early in career group, and LatinX at Ciena group

•   recruiting outreach to extend diverse representation

•   global Inclusivity Council that includes executive leadership sponsorship and participation

•   dedicated function focused on DIB initiatives

•   mentoring programs

Employee Wellbeing

We prioritize supporting the overall wellbeing of our employees from a physical, emotional, financial and social perspective.

•   long-standing remote/flexible working arrangements

•   life planning and retirement readiness programming

•   wellness platforms and progressive wellbeing benefits

•   fitness challenges and rewards

•   24x7 crisis support and assistance program

•   mental health coaching

Encourage Opportunities to Volunteer Time

Since the start of the COVID-19 pandemic, we have reinforced efforts to invest our time, skills and resources to positively impact the communities where we live and work. During fiscal 2021, our employees exceeded our incentive compensation-linked goal to provide 20,000 hours of volunteer service in support of our communities and neighbors.

•   Ciena Cares program that provides corporate rewards for employee volunteering hours that can be donated to organizations of employee choosing

•   local “Ciena Cares Champions” across the globe promote engagement in our communities

•   volunteering time off and flexible volunteering during work time

•   joint community projects with customers and business partners

•   opportunities for employees to volunteer in person or virtually

Charitable Donations

We believe it is important to invest resources to positively impact the communities in which we live and work. Together with our employees, we donated over $2.5 million in fiscal 2021 to organizations that our employees are passionate about.

•   active Ciena Cares program with corporate matching of employee donations

•   online charitable giving portal to promote employee engagement

•   donation stipend for all new employees to donate to their favorite charities

•   up to $5,000 in annual corporate matching for employee donations and volunteering rewards

Digital Inclusion Initiative

We are dedicated to enabling greater connectivity to improve the experiences and lives of people around the world. Our digital inclusion initiative, launched in 2020, is committing $10 million over five years to enable greater opportunity for 100,000 underserved students in the communities where we live and work. Through this program we seek to:

•   mobilize our global workforce, leverage our innovation leadership, and collaborate with customers, suppliers and other partners to help bridge the digital divide

•   fund programming to support underserved or under-resourced students in our global communities

•   emphasize digital inclusion and equity through greater connectivity, access to enabling technologies, and digital skills development

16	2022 Proxy Statement

Governance We believe that good corporate governance and high ethical standards are a duty that we owe to our investors, customers and employees, and are essential to Ciena’s success.

BOARD OF DIRECTORS

Refreshment

•   appointed new independent director in each of 2020, 2019, 2018, and 2017

•   appointed new Lead Independent Director and Chair of Governance and Nominations Committee in 2017

•   reduced average tenure of non-employee directors from 12.1 to 10.5 years from end of fiscal 2016 to end of fiscal 2021

Gender and Diversity

•   asked directors to self-identify based on a range of diversity characteristics, including gender, race, ethnicity, sexual orientation, and disability

•   three female directors

•   two ethnically diverse directors

•   two of three Board committee chairs are female

Compensation

•   maintain limits on annual compensation for non-employee directors

COMMITMENT TO INVESTORS

Outreach and Engagement

•   regular outreach to stockholders on business and financial performance and industry dynamics

•   in the last 12 months, engaged with over half of our 25 largest stockholders

•   outreach to stockholders on our ESG practices, including new ESG investor presentation in January 2022

Return of Capital and Dilution

•   authorized new $1 billion share repurchase program in December 2021, including a $250 million accelerated share repurchase

•   repurchase and retire shares to satisfy tax withholding on vesting of employee equity awards

Market-Standard Proxy Access and Majority Vote in Uncontested Elections

STRONG GOVERNANCE

Stock Ownership Guidelines

•   strong minimum ownership requirements for directors and officers, including 5x base salary for CEO and 5x cash retainer for non-employee directors

•   50% holding requirement until relevant minimum ownership level is achieved

Corporate Governance Vehicles

•   regularly update Code of Ethics for Directors

•   annually update Principles of Corporate Governance

•   annually refresh all Board Committee Charters

CULTURE OF INTEGRITY

Promote Strong Ethical Business Culture

•   Board of Directors ratified in January 2022 the adoption of an updated Code of Business Conduct and Ethics enhancing readability, practical application, and additional best practices

•   require training and recurring affirmations for all employees on Code of Business Conduct and Ethics

•   maintain several easily accessible internal and external methods by which our employees, business partners, and investors can report concerns relating to the ethical operation of our business, including anonymously where permitted

•   annual employee surveys on compliance program and culture of integrity with feedback from approximately 75% of employees in fiscal 2021

Corporate Compliance Governance

•   created new dedicated Corporate Compliance & Ethics function in 2020

•   maintain Corporate Compliance Committee that promotes integrity and compliance leadership throughout Ciena

2022 Proxy Statement	17

Principles of Corporate Governance, Bylaws and Other Governance Documents

The Board of Directors has adopted Principles of Corporate Governance and other corporate governance policies that supplement certain provisions of our bylaws and relate to the composition, structure, interaction and operation of the Board of Directors. Copies of our Principles of Corporate Governance, bylaws, stock ownership guidelines and other governance documents can be found on the “Corporate Responsibility – Governance Documents” page of the “Investors” section of our website at www.ciena.com. You should review these documents for a complete understanding of these corporate governance practices, but some of the key elements of our strong governance policies and practices are summarized below:

❖	Proxy access

provision in our bylaws by which eligible stockholders may nominate director candidates for inclusion in our proxy statement and proxy card

❖	Majority vote standard

in uncontested director elections with a mandatory resignation policy that requires incumbent directors and nominees to submit an irrevocable resignation that becomes effective upon the failure to receive a majority vote and the Board’s acceptance of the resignation

❖	“Overboarding” and service on other boards

all directors are in compliance with our “overboarding policy,” which limits directors to service on three other public companies for directors not serving as an executive officer of a public company, and one other public company for a director serving as an executive officer of a public company in addition, our Governance and Nominating Committee annually reviews and evaluates director time commitments, outside board service and leadership roles on other boards, including when making recommendations regarding leadership roles for our board

❖	Changes affecting independence

including a change to a director’s principal occupation, require the director to tender resignation and Board to consider whether to accept the director’s resignation

❖	No term limits or mandatory retirement age

to allow the skill set and perspectives of the Board’s members to remain sufficiently current and broad in dealing with current and changing business dynamics

❖	Robust annual assessment process

to address refreshment and ensure that our Board and its committees are performing effectively and in the best interests of Ciena and its stockholders

❖	Stock ownership guidelines

require our executive officers and directors to hold shares as follows:

Position	Stock Ownership Requirement
CEO	5x base salary
Executive Chair	5x base salary
Executive Officers	2x base salary
Non-Employee Directors	5x cash retainer

❖	Prohibition against pledging Ciena securities and hedging transactions for all employees and directors, in accordance with Ciena’s Insider Trading Policy

❖	Term limit for directors elected to fill vacancies

from the period from election by the Board until the first annual meeting following election

❖	Executive sessions

of independent directors meet regularly without employee-directors or other executive officers present

❖	Outside advisors and consultants

may be retained by the Board or its committees at their discretion and at Ciena’s expense, without consent of management

Codes of Ethics

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics that sets standards of conduct for all of Ciena’s directors, officers and employees. The Code of Business Conduct and Ethics reflects Ciena’s policy of dealing with all persons, including our customers, employees, investors, and suppliers, with honesty and integrity. All employees are required to complete training on our Code of Business Conduct and Ethics, and we conduct recurring employee affirmations with respect to our Code of Business Conduct and Ethics and periodic training and communication related to specific topics contained therein. In January 2022, our Board of Directors ratified the approval of an updated Code of Business Conduct and Ethics, which was introduced to our employee base along with enhanced training.

Code of Ethics for Directors

We maintain a Code of Ethics for Directors, which supplements the obligations of directors under the Code of Business Conduct and Ethics and sets additional standards of conduct for our directors. The Code of Ethics for Directors outlines responsibilities of our directors with respect to their fiduciary duties, conflicts of interest, treatment of confidential Ciena information, communications and other compliance matters.

Code of Ethics for Senior Financial Officers

In accordance with the Sarbanes-Oxley Act of 2002, we maintain a Code of Ethics for Senior Financial Officers that specifically applies to Ciena’s Chief Executive Officer, Chief Financial Officer and Controller. Its purpose is to deter wrongdoing and to promote honest and ethical conduct, and compliance with the law, particularly as it relates to the maintenance of Ciena’s financial records and the preparation of financial statements filed with the SEC. We intend to satisfy any disclosure requirement under Item 5.05 of

18	2022 Proxy Statement

Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics for Senior Financial Officers by posting such information on our website at www.ciena.com.

Each of these documents can be found on the “Corporate Responsibility – Governance Documents” page of the “Investors” section of our website at www.ciena.com. Copies of these documents may also be obtained without charge by writing to: Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary.

Board Leadership Structure

Lead Independent Director

Mr. Gallagher serves as Ciena’s Lead Independent Director. The Lead Independent Director is responsible for coordinating the activities of the other independent directors and has the authority to preside at all meetings of the Board of Directors at which the Executive Chair is not present, including executive sessions of the independent directors. The Lead Independent Director serves as principal liaison on Board-wide issues between the independent directors and the Executive Chair, approves meeting schedules and agendas and monitors the quality of information sent to the Board. The Lead Independent Director may also recommend the retention of outside advisors and consultants who report directly to the Board of Directors. If requested by stockholders and as appropriate, the Lead Independent Director will also be available, as the Board’s liaison, for consultation and direct communication. The Lead Independent Director also assists the Governance and Nominations Committee in guiding both the Board’s annual self-assessment and the CEO succession planning process.

Separation of Chair and CEO Roles

Although the Board of Directors does not have a formal policy on separation of the roles of Chief Executive Officer and Chair, Ciena has kept these positions separate since 2001. Separating the Executive Chair and Chief Executive Officer roles allows us efficiently to develop and implement corporate strategy that is consistent with the Board’s oversight role, while facilitating strong day-to-day executive leadership. Mr. Smith currently serves as Chief Executive Officer and Dr. Nettles, who served as Chief Executive Officer until Mr. Smith assumed that role in 2001, serves as Executive Chair.

The Board believes that its leadership structure is appropriate for Ciena. Through the role of the Lead Independent Director, the independence of the Board’s committees, and the regular use of executive sessions of the independent directors, the Board is able to maintain independent oversight of our business strategy, annual operating plan and other corporate activities. These features, together with the role and responsibilities of the Lead Independent Director described above, ensure a full and free discussion of issues that are important to Ciena and its stockholders. At the same time, the Board is able to take advantage of the unique blend of leadership, experience and knowledge of our industry and business that Dr. Nettles brings to the role of Executive Chair.

Board Oversight of Strategy

The Board of Directors believes that it is important to be deeply involved in overseeing and reviewing Ciena’s short- and long-term strategy. The Board oversees and reviews Ciena’s long-term strategic plan, annual operating plan, and strategy and approach toward environmental, social and governance matters. Because employee engagement, development and retention are critical elements of our strategy, the Board annually reviews our “people strategy,” a comprehensive overview of compensation, benefits, support for employees, growth and development opportunities, inclusion and diversity. Strategy-related matters are discussed regularly at Board meetings, as well as at the committee level when appropriate. Such matters include:

❖	Long-term financial targets
❖	Three-year strategic plan
❖	Annual financial and operating plan
❖	Key functional strategic initiatives
❖	Corporate development and strategic transactions
❖	Alignment of executive compensation with strategic and operating goals
❖	Human capital, talent management strategy and succession planning

Board Oversight of Risk

The Board of Directors believes that risk management is an important part of establishing, updating and executing Ciena’s business strategy. The Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations and financial condition and performance. The Board focuses its oversight on the most significant risks facing Ciena and on its processes to identify, prioritize, assess, manage and mitigate those risks.

2022 Proxy Statement	19

With respect to fiscal 2020 and fiscal 2021, the Board played an important oversight role in Ciena’s business continuity planning and execution in the face of the COVID-19 pandemic, including overseeing the management by our executive team of risks relating to employees and benefits, health and safety, research and development, supply chain, services and fulfillment, IT operations and financial controls.

The Board also annually reviews and considers Ciena’s long-term strategic plan, its annual financial and operating plan, and its enterprise risk management program. The Board and its committees also receive regular reports from members of senior management on areas of material risk to Ciena, including strategic, operational, financial, legal and regulatory risks. While the Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on Ciena.

The Board’s leadership structure, with a Lead Independent Director, separate Executive Chair and CEO, independent Board committees with strong Chairs, the active participation of committees in the oversight of risk, and open communication with management, supports the risk oversight function of the Board. Each standing committee of the Board has risk oversight responsibilities and provides regular reports to the Board on at least a quarterly basis, as more fully described below under “Composition and Meetings of the Board of Directors and its Committees.”

Composition and Meetings of the Board of Directors and its Committees

The table below details the composition of Ciena’s standing Board committees as of the end of fiscal 2021 and the number of Board and committee meetings held during fiscal 2021. Mr. Smith and Dr. Nettles do not serve on standing committees of the Board of Directors.

Name	Class	Principal Occupation	Independent	Committee Memberships			Other Current Public Boards
				AC	CC	GNC
Hassan M. Ahmed, Ph.D.	III (2024)	Former CEO, Affirmed Networks			❖	❖	2
Bruce L. Claflin	III (2024)	Former CEO, 3Com Corporation		❖	❖		1
Lawton W. Fitt	I (2022)	Chairperson, The Progressive Corporation		❖			3
Patrick T. Gallagher	III (2024)	Chairman, Harmonic, Inc.			❖	❖	1
Devinder Kumar	I (2022)	EVP, CFO and Treasurer, Advanced Micro Devices, Inc.		❖			0
Patrick H. Nettles, Ph.D.	I (2022)	Executive Chair, Ciena Corporation					0
T. Michael Nevens	III (2024)	Senior Advisor, Permira Advisors, LLC		❖			1
Judith M. O’Brien	II (2023)	Former Partner, King & Spalding LLP			❖	❖	0
Joanne B. Olsen	II (2023)	Former EVP Global Cloud Services & Support, Oracle			❖	❖	2
Gary B. Smith	II (2023)	CEO, Ciena Corporation					0
Fiscal 2021 Meetings			Board: 12	5	7	5

❖ Chairperson

Each of our directors attended 100% of the total number of meetings of the Board of Directors and the committees on which he or she served during fiscal 2021. Ciena encourages, but does not require, members of the Board of Directors to attend the Annual Meeting, and six of Ciena’s ten directors participated in the virtual Annual Meeting last year. Each of our directors is in compliance with our overboarding limitations contained in our Principles of Corporate Governance.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominations Committee. Each committee meets regularly and has a written charter that can be found on the “Corporate Responsibility – Governance Documents” page of the “Investors” section of our website at www.ciena.com. At each regularly scheduled Board meeting, the Chair or a member of each committee reports on any significant matters addressed by the committee.

Partly as a result of COVID-19’s impact on in-person meetings, the Board of Directors collaborated with management to develop and approve a revised approach to its annual meeting calendar and engagement framework for fiscal 2021 and beyond, including an increased number of meetings of shorter duration. The revised calendar is designed to operate in either a hybrid (virtual and physical) model or a fully virtual and remote environment, and is intended to enable more frequent engagement between the Board and management, optimize the productivity and efficiency of Board operations, and space out the substantive work for the Board and management throughout the year.

20	2022 Proxy Statement

Audit Committee
Chair	Members
Lawton W. Fitt	Devinder Kumar Bruce L. Claflin T. Michael Nevens

Qualifications, as determined by the Board:

•   “Is a separately designated standing audit committee” in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

•   Each member meets both the independence criteria established by the SEC under Rule 10A-3 under the Exchange Act and qualifies under the general independence standards of the NYSE

•   Each member is financially literate

•   Each of Mr. Claflin, Ms. Fitt and Mr. Kumar is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act and each member qualifies as an independent director under the NYSE listing standards for purposes of audit committee service

Among its responsibilities, the committee:

•   Appoints and establishes the compensation for Ciena’s independent registered public accounting firm

•   Approves in advance all engagements with Ciena’s independent registered public accounting firm to perform audit and non-audit services

•   Reviews and approves the procedures used by Ciena to prepare its periodic reports

•   Reviews and approves Ciena’s critical accounting policies and matters

•   Discusses audit plans and reviews results of audit engagements with Ciena’s independent registered public accounting firm

•   Obtains and reviews a report of Ciena’s independent registered public accounting firm describing certain matters required by the NYSE listing standards

•   Reviews the independence of Ciena’s independent registered public accounting firm

•   Oversees Ciena’s internal audit function and Ciena’s accounting processes, including the adequacy of its internal controls over financial reporting

•   Where it determines to do so, makes recommendations to the Board of Directors with respect to rotation of the lead partner of the independent registered public accounting firm

•   Reviews, considers and approves, if necessary, any related person transactions in accordance with our Policy on Related Person Transactions and applicable NYSE rules

Ciena’s independent registered public accounting firm and internal audit department report directly to the Audit Committee

Risk Oversight

Oversee management of financial risks associated with:

•   accounting matters

•   liquidity and credit

•   corporate tax positions

•   insurance coverage

•   cash investment strategy

•   financial results

Oversee financial and business process systems

Oversee management of risks relating to the performance of the company’s internal audit function and its independent registered public accounting firm

Oversee whistleblower complaints and internal investigations

Oversee the company’s systems of internal controls and disclosure controls and procedures

Oversee IT risk management, cybersecurity matters and data privacy

Assess with management and independent auditors significant non-financial risks and legal and regulatory matters

2022 Proxy Statement	21

Governance and Nominations Committee
Chair	Members
Patrick T. Gallagher	Hassan M. Ahmed, Ph.D. Judith M. O’Brien Joanne B. Olsen

Qualifications, as determined by the Board:

•   The members of the Governance and Nominations Committee all qualify under the general independence standards of the NYSE

Among its responsibilities, the committee:

•   Reviews, develops and makes recommendations regarding various governance matters related to the Board of Directors, including its size, composition, standing committees and practices

•   Establishes and maintains a balanced board of directors representing a diversity of skills, perspectives and backgrounds

•   Takes reasonable steps to include diverse candidates with respect to gender, ethnicity, race, nationality and age in the context of the needs of the Board of Directors in the pool of potential board nominee candidates

•   Reviews and implements corporate governance policies, practices and procedures

•   Conducts an annual review of the performance and effectiveness of the Board of Directors, its standing committees, and its individual members

•   Makes recommendations to the Board of Directors regarding the composition and independence of its non-employee members

•   Provides oversight and direction for our compliance and ethics program and sustainability practices

The committee considers recommendations for nomination from other sources and interested parties, including Ciena’s officers, directors and stockholders. When appropriate, the Governance and Nominations Committee may retain executive recruitment firms to assist in identifying suitable candidates. In considering these recommendations, the committee:

•   Applies the standards described in “Director Qualifications” above

•   Considers the current size and composition of the Board

•   Considers the needs of the Board and its committees

Risk Oversight

Oversee management of risks associated with:

•   corporate governance practices and sustainability

•   compliance and ethics program

•   director independence

•   Board composition

•   Board performance

•   annual assessment of Board effectiveness

Review and assess allocation of responsibility for risk oversight among the Board and its standing committees

22	2022 Proxy Statement

Compensation Committee
Chair	Members
Judith M. O’Brien	Hassan M. Ahmed, Ph.D. Bruce L. Claflin Patrick T. Gallagher Joanne B. Olsen

Qualifications, as determined by the Board:

•   The members of the Compensation Committee qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act

•   The members are independent directors under the NYSE listing standards for purposes of compensation committee service

Among its responsibilities, the committee:

•   Has authority and oversight relating to the development of Ciena’s overall compensation strategy and compensation programs

•   Establishes our compensation philosophy and policies

•   Oversees compensation plans for our executive officers and non-executive employees

•   Has oversight responsibility for the compensation program for Ciena’s non-employee directors

•   Receives information and advice from its compensation consultant, as described below

•   Reviews and has final authority to approve and make decisions with respect to the compensation of our executive officers

In determining compensation of our executive officers, the committee:

•   Annually evaluates the performance of our CEO and our Executive Chair

•   Considers evaluations by or recommendations from our CEO regarding our other executive officers

The Board has delegated limited authority to our CEO to make equity awards to employees who are not part of the executive leadership team, within certain parameters and guidelines related to the size, terms and conditions of such awards. The Compensation Committee regularly reviews quarterly and year-to-date grant activity pursuant to this delegated authority.

Risk Oversight

Oversee management of risks associated with:

•   executive compensation

•   overall compensation and benefit strategies

•   compensation and benefit plans and arrangements

•   compensation practices and policies

•   Board of Directors’ compensation

•   overall workforce planning and strategy

•   attraction and retention

•   promotion of physical and emotional health and wellbeing

2022 Proxy Statement	23

Compensation Philosophy & Objectives

The Compensation Committee seeks to ensure that our compensation policies and practices promote stockholder interests and support our compensation objectives and philosophy. Ciena’s compensation program for our executive officers focuses on addressing the following principal objectives:

•	attract and retain talented executives by offering competitive compensation packages;
•	motivate our executive officers to achieve strategic and tactical objectives, including the profitable growth of Ciena’s business;
•	align executive compensation with stockholder interests;
•	reward our executive officers for individual, functional and corporate performance; and
•	promote a pay-for-performance culture.

In making compensation decisions, the Compensation Committee also seeks to promote teamwork among and high morale within our executive team.

Compensation Consultant

To assist in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. For purposes of advice and consultation with respect to the compensation of our executive officers during fiscal 2021, the Committee engaged Compensia, Inc., a national compensation consulting firm. Prior to engaging Compensia, the Committee considered and assessed Compensia’s independence. To ensure Compensia’s continued independence and to avoid any actual or apparent conflict of interest, the Committee does not permit Compensia to be engaged to perform any services for Ciena beyond those services provided to the Committee. The Committee has sole authority to retain or terminate Compensia as its executive compensation consultant and to approve its fees and other terms of engagement. The Committee regularly, but not less than annually, considers the independence of its compensation consultant and determines whether any related conflicts of interest require disclosure.

In establishing executive compensation for fiscal 2021, the Compensation Committee relied upon Compensia to:

•	assist in the selection of a group of peer companies;
•	provide information on compensation paid by such peer companies to their executive officers;
•	analyze compensation survey data to supplement publicly available information on compensation paid by peer companies;
•	advise on alternative structures or forms of compensation and allocation considerations;
•	advise on appropriate levels of compensation for the NEOs and the other members of the executive team; and
•

prepare “tally sheets” showing, for each executive officer, all elements of compensation received in previous fiscal years, equity grant details, the projected value of vested and unvested equity awards outstanding, and a comparative analysis of compensation relative to the peer group.

In addition to its advisory work regarding executive compensation during fiscal 2021, Compensia was engaged by the Compensation Committee to provide assistance in evaluating the compensation of the non-employee directors as set forth below, to participate in and provide assistance with respect to the Committee’s annual compensation risk assessment, and to review the “Compensation Discussion and Analysis” included in this proxy statement.

Compensation Committee Interlocks and Insider Participation

Dr. Ahmed, Mses. O’Brien and Olsen, and Messrs. Claflin and Gallagher, who comprised the Compensation Committee as of the end of fiscal 2021, are independent directors and were not, at any time during fiscal 2021, or at any other time, officers or employees of Ciena. During fiscal 2021, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of Ciena served.

24	2022 Proxy Statement

Director Compensation

Our director compensation program is designed both to attract and to fairly compensate highly qualified, non-employee directors to represent our stockholders on the Board of Directors and to act in the stockholders’ best interests. The director compensation program for fiscal 2021 was recommended by the Compensation Committee and approved by our Board of Directors. Our executive officers do not play any role in determining or recommending the amount of non-employee director compensation, except that Mr. Smith and Dr. Nettles vote on the recommendations of the Compensation Committee in their capacities as members of the Board of Directors.

Our Board of Directors includes two Ciena executive officers: Dr. Nettles, who serves as our Executive Chair of the Board, and Mr. Smith, who serves as our Chief Executive Officer. Dr. Nettles does not receive cash compensation for his service as a director, and Mr. Smith does not receive any compensation for his service as a director. Information regarding equity compensation granted to Dr. Nettles during fiscal 2021 can be found in the tabular disclosure below. Information regarding the determination of Mr. Smith’s compensation can be found in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” below.

Fiscal 2021 Board Compensation

For the purpose of determining non-employee director compensation for fiscal 2021, the Compensation Committee engaged Compensia to assist in evaluating the competitiveness of our director compensation program. The Compensation Committee considered an overview of the corporate governance environment, as well as recent trends and developments relating to director compensation. The Compensation Committee also specifically considered the amounts payable under and the various components of our director compensation program, as well as the aggregate director compensation cost, in comparison to the boards of directors of the same group of peer companies that the Compensation Committee used in determining executive compensation. After considering those factors and based on the recommendation of the Compensation Committee, the Board of Directors did not make any changes to director compensation for fiscal 2021.

Cash Compensation

Our cash compensation program for non-employee directors for fiscal 2021 was as follows:

Cash Compensation	Amount

Annual Retainer — Non-Employee Director	$ 70,000

Additional Annual Retainer — Lead Independent Director	$ 30,000

Additional Annual Retainer — Audit Committee	$ 35,000 (Chair) $ 15,000 (other members)

Additional Annual Retainer — Compensation Committee	$ 25,000 (Chair) $ 10,000 (other members)

Additional Annual Retainer — Governance and Nominations Committee	$ 15,000 (Chair) $ 6,000 (other members)

Under this program, our non-employee directors are not entitled to receive meeting attendance fees unless the Board, or any standing Board committee, is required to hold an unusually high number of meetings. In the event that the Board or a standing Board committee holds more than ten meetings in a fiscal year, each non-employee director (as applicable) will be entitled to receive an additional $1,500 per meeting for the Chair, or an additional $1,000 per meeting for other members. In the event that the Board, or a standing Board committee, creates a special committee or subcommittee that holds more than three meetings in a fiscal year, each non-employee director serving on that committee or subcommittee will be entitled to receive an additional $1,000 per meeting. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

The retainer fees set forth above are paid in quarterly installments. Meeting attendance fees, when applicable, generally are paid promptly following the end of the fiscal year.

Equity Compensation

Our equity compensation program for non-employee directors and Dr. Nettles for fiscal 2021 was as follows:

Equity Compensation	Target Delivered Value ($)

Initial RSU Award — Upon Director Election or Appointment	$220,000

Annual RSU Award — Non-Employee Directors and Executive Chair	$220,000

2022 Proxy Statement	25

In order to control for possible volatility in our stock price on any one particular trading day, the actual number of shares underlying restricted stock unit (“RSU”) awards granted to directors is determined based on the average closing price of Ciena’s common stock over the 30-day period immediately prior to the date of grant. Initial equity awards are made in connection with initial election or appointment to the Board of Directors, with the target delivered value prorated for the fiscal year based on the date of election or appointment. Initial equity awards vest on or about the one-year anniversary of the grant date. Annual equity awards are made on the date of each Annual Meeting of Stockholders and vest on or about the one-year anniversary of the grant date. Vesting of the RSU awards is subject to acceleration upon the director’s death, disability, retirement, or upon or in connection with a change in control of Ciena. Delivery of the shares upon vesting is subject to any applicable instruction provided by the director under the Deferred Compensation Plan described below.

Director Compensation Limits

Our 2017 Omnibus Incentive Plan (the “2017 Plan”) imposes a $500,000 limit on the compensation that can be awarded to a non-employee director in any given fiscal year, including the sum of (i) cash compensation and (ii) the grant date fair value of equity compensation under the 2017 Plan. This limitation, however, does not apply to the extent a non-employee director has been or becomes an employee of Ciena during such fiscal year. In addition, the Board retains discretion to provide further exceptions for one or more individual non-employee directors in extraordinary circumstances, such as service on a special transaction or litigation committee of the Board, provided that the director that is the subject of such exception may not participate in any decision with respect thereto.

Director Compensation Table

The following table and the accompanying footnotes describe the “total compensation” earned by our non-employee directors and Dr. Nettles during fiscal 2021:

Fiscal 2021 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Patrick H. Nettles, Ph.D.	—	$232,966	$155,827	$388,793

Hassan M. Ahmed, Ph.D.	$88,000	$232,966	—	$320,966

Bruce L. Claflin	$97,000	$232,966	—	$329,966

Lawton W. Fitt	$107,000	$232,966	—	$339,966

Patrick T. Gallagher	$127,000	$232,966	—	$359,966

Devinder Kumar	$87,000	$232,966		$319,966

T. Michael Nevens	$87,000	$232,966	—	$319,966

Judith M. O’Brien	$103,000	$232,966	—	$335,966

Joanne B. Olsen	$88,000	$232,966	—	$320,966

(1)	Reflects the aggregate dollar amount of all cash compensation earned for service as a director, including the retainers and meeting attendance fees described in “Cash Compensation” above.

(2)

The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of RSU awards granted during fiscal 2021, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The aggregate grant date fair value is calculated using the closing price of Ciena common stock on the grant date as if all of the shares underlying these awards were vested and delivered on the grant date. For each director, the aggregate grant date fair value in the above table was calculated using the closing price of Ciena common stock on April 1, 2021, the grant date for each such director’s annual award. Each of these awards was granted under the 2017 Plan and vests on the one-year anniversary of the grant date. The aggregate grant date fair values will likely vary from the actual amount ultimately realized by any director based on a number of factors, including the number of shares that ultimately vest, the effect of any deferral elections, the timing of any sale of shares, and the market price of Ciena common stock at the time of disposition.

(3)

Non-employee directors do not receive any perquisites or other personal benefits or property as part of their compensation. Dr. Nettles does not receive cash compensation for his service as a director; the amount reported as “All Other Compensation” for Dr. Nettles reflects (a) his annual base salary for service as an executive officer of Ciena during fiscal 2021 and (b) Section 401(k) plan matching contributions paid by Ciena and available to all full-time U.S. employees on the same terms.

26	2022 Proxy Statement

Outstanding Equity Awards for Directors at Fiscal Year-End

The following table sets forth, on an aggregate basis, information related to the outstanding unvested RSU awards held by each of the non-employee directors and Dr. Nettles as of the end of fiscal 2021.

Outstanding Equity Awards at Fiscal Year-End

Stock Awards
Name	Aggregate Number of Unvested Shares or Units (#)

Patrick H. Nettles, Ph.D.	4,116

Hassan M. Ahmed, Ph.D.	4,116

Bruce L. Claflin	4,116

Lawton W. Fitt	4,116

Patrick T. Gallagher	4,116

Devinder Kumar	4,116

T. Michael Nevens	4,116

Judith M. O’Brien	4,116

Joanne B. Olsen	4,116

Deferral of Director Compensation

We maintain the Ciena Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), which allows our U.S.-based directors (as well as certain U.S.-based senior management employees) to defer elements of their annual compensation. Directors may defer up to 100% of their annual cash retainer and annual equity compensation.

Generally, deferral elections may only be made for awards to be granted in a subsequent calendar year. Directors can elect the amount deferred, the deferral period, and the form of distribution of their compensation. If a director elects to defer any portion of an RSU award, upon the vesting of that award, we credit a stock account with the amount deferred. All such accounts are distributed in shares of Ciena common stock. Distributions may be made in a lump sum or installments, as designated by the participating director, subject to early distribution of vested awards in a lump sum in the event of the participant’s death or termination of service, a change in control of Ciena or termination of the plan.

2022 Proxy Statement	27

Proposal No. 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit Ciena’s consolidated financial statements for fiscal 2022, and is asking stockholders to ratify this appointment at the Annual Meeting.

PwC has audited our consolidated financial statements annually since Ciena’s incorporation in 1992. A representative of PwC is expected to attend this year’s Annual Meeting. He or she will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board of Directors to select PwC as Ciena’s independent registered public accounting firm for fiscal 2022, the Audit Committee considered whether the non-audit services provided by PwC are compatible with maintaining the independence of PwC as well as the potential impact to Ciena of a change to its independent registered public accounting firm, and determined that retention of PwC is in the best interests of Ciena and its stockholders. Information regarding fees billed by PwC for our 2020 and 2021 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.

Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

Proposal No. 2 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2022

28	2022 Proxy Statement

Relationship with Independent Registered Public Accounting Firm

The following table shows the fees that PwC billed to Ciena for professional services rendered for fiscal years 2020 and 2021.

Fee Category	Fiscal 2020	Fiscal 2021

Audit Fees	$3,975,000	$3,860,000

Audit-Related Fees	—	590,000

Tax Fees	87,500	373,778

All Other Fees	—	325,000

Total Fees	$4,062,500	$5,148,778

Audit Fees. This category of the table above includes fees for the integrated audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements, and services that generally only PwC as the independent registered public accounting firm can provide, such as services for comfort letters and consents. The preparation of Ciena’s audited financial statements includes compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the preparation by PwC of a report expressing its opinion regarding the effectiveness of our internal control over financial reporting. Audit fees reflect PwC’s integrated audits of financial statements for Ciena.

Audit-Related Fees. This category of the table above includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” Audit-related fees for fiscal 2021 reflect fees related to the redesign of certain business processes associated with Ciena’s supply chain and distribution structure reorganization.

Tax Fees. This category of the table above includes fees for tax compliance, tax advice, tax planning, and other general tax consulting fees. Fees for fiscal 2020 primarily include fees related to foreign derived intangible income calculation. Fees for fiscal 2021 primarily include fees related to the Canada Emergency Wage Subsidy program.

All Other Fees. This category of the table above includes fees for services provided by PwC that are not included in the other fee categories reported above. All other fees for fiscal 2021 relate to advisory services in support of management’s strategy and assessment of Ciena’s enterprise risk management program.

Pre-Approval of Services

The Audit Committee pre-approves all services provided by our independent registered public accounting firm, including audit services (such as statutory audit engagements as required under local law of foreign jurisdictions) and non-audit services. For audit services with respect to Ciena, each year our independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be accepted by the Audit Committee before the audit commences. Our independent registered public accounting firm also submits an audit services fee proposal, which must be approved by the Audit Committee before the audit commences.

Each year, management also submits to the Audit Committee certain non-audit services for which it recommends the independent registered public accounting firm be engaged to provide, and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services on the list would not compromise the independence of our registered public accounting firm and would be permissible under applicable legal requirements. The Audit Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work. Our management and our independent registered public accounting firm report to the Audit Committee at each of its regular meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by Ciena for those services.

To ensure prompt handling of unexpected matters, the Audit Committee has authorized its Chair to amend or modify the list of approved permissible non-audit services and fees. If the Chair exercises this delegation of authority, she reports the action taken to the Audit Committee at its next regular meeting.

In compliance with the Audit Committee’s internal policy and auditor independence rules of the SEC, all audit and permissible non-audit services provided by PwC to Ciena for the fiscal years 2020 and 2021 were pre-approved by the Audit Committee.

2022 Proxy Statement	29

Audit Committee Report

The Audit Committee is composed entirely of non-management directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee assists the Board in fulfilling its oversight responsibilities, including by assessing and monitoring the quality and integrity of Ciena’s accounting systems and practices, financial information and financial reporting practices, potential financial, legal and regulatory exposures, systems of internal controls, internal audit function and the independent audit process. Ciena’s management is responsible for Ciena’s financial statements, and its independent registered public accounting firm is responsible for planning and conducting an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Audit Committee operates under a written charter that describes the scope of its responsibilities, and which is available on the “Corporate Responsibility – Governance Documents” page of the “Investors” section at www.ciena.com.

During fiscal 2021, the Audit Committee discussed with PricewaterhouseCoopers LLP (“PwC”), Ciena’s independent registered public accounting firm, the overall scope and plans for the audit. The Audit Committee met regularly with PwC, with and, at times, without management present, to discuss the results of PwC’s examinations, evaluations of Ciena’s internal control over financial reporting and the overall quality of Ciena’s financial reporting practices. The Audit Committee also met with Ciena’s management during fiscal 2021 to consider Ciena’s internal control over financial reporting and Ciena’s disclosure controls and procedures.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed Ciena’s audited financial statements for fiscal 2021 with management and with PwC.

2. The Audit Committee has discussed with PwC the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

3. The Audit Committee has received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

4. Based on its review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2021 be included in Ciena’s Annual Report on Form 10-K for fiscal 2021, for filing with the SEC.

Submitted by the members of the Audit Committee:

Lawton W. Fitt (Chair)

Bruce L. Claflin

Devinder Kumar

T. Michael Nevens

30	2022 Proxy Statement

Ownership of Securities

The following table sets forth, as of February 4, 2022, the beneficial ownership of Ciena’s common stock for the following persons:

•	each stockholder (including any group as such term is used in Section 13(d)(3) of the Exchange Act) known by us to beneficially own more than 5% of our common stock;
•	our Chief Executive Officer and each other named executive officer (as that term is defined in Item 402(a)(3) of Regulation S-K);
•	each of our directors and director nominees; and
•	all of our directors and executive officers as a group.

Certain information in the table concerning beneficial owners other than our directors and executive officers is based on information contained in filings made by such beneficial owners with the SEC.

Under SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise or conversion of any stock option, stock award, or other similar right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of February 4, 2022, there were 153,010,672 shares of Ciena common stock outstanding.

Name of Beneficial Owner	Number of Shares Owned (1)	Right to Acquire (2)	Beneficial Ownership Total (3)	Percent of Outstanding Shares (%)

More than 5% Stockholders

BlackRock, Inc. (4)	15,514,375	—	15,514,375	10.14%

The Vanguard Group, Inc. (5)	14,312,747	—	14,312,747	9.35%

Directors & Named Executive Officers

Patrick H. Nettles, Ph.D. (6)	147,126	10,616	157,742	*

Gary B. Smith	243,741	18,546	262,287	*

James E. Moylan, Jr. (7)	241,904	2,278	244,182	*

Scott A. McFeely	67,512	5,188	72,700	*

Jason M. Phipps	29,263	5,188	34,451	*

David M. Rothenstein	220,911	4,533	225,444	*

Hassan M. Ahmed, Ph.D.	3,075	4,116	7,191	*

Bruce L. Claflin (8)	40,895	34,009	74,904	*

Lawton W. Fitt	3,928	107,424	111,352	*

Patrick T. Gallagher	35,779	9,794	45,573	*

Devinder Kumar	2,929	9,794	12,723	*

T. Michael Nevens	30,353	4,116	34,469	*

Judith M. O’Brien (6)	5,679	57,751	63,430	*

Joanne B. Olsen	8,375	4,390	12,765	*

All executive officers and directors (18 persons)	1,154,868	289,582	1,444,450	*

*	Represents less than 1% of outstanding shares.

(1)	Excludes shares that may be acquired through the exercise of stock options, the vesting of restricted stock units or other convertible equity incentive awards.

(2)

Except as otherwise set forth in the footnotes below, for our executive officers, represents shares of common stock that can be acquired upon the vesting of restricted stock units within 60 days of the date of this table. For our executive officers and directors, amounts reported also include shares underlying vested restricted stock units deferred pursuant to our Deferred Compensation Plan.

2022 Proxy Statement	31

(3)

Except as indicated in the footnotes to this table or as set forth in the SEC reports identified below, we believe the persons named in this table, based on information they have furnished to us or the SEC, have sole voting and investment power with respect to all shares of common stock reported as beneficially owned by them, subject to community property laws where applicable.

(4)

Stockholder’s address is 55 East 52nd Street, New York, NY 10055. Ownership information is based solely on a Schedule 13G/A filed by stockholder with the SEC on January 27, 2022 and reflects beneficial ownership by stockholder in its capacity as a parent holding company and with respect to certain of its subsidiaries. Stockholder has sole voting power with respect to 14,677,826 shares and sole dispositive power with respect to 15,514,375 shares.

(5)

Stockholder’s address is 100 Vanguard Blvd, Malvern, PA 19355. Ownership information is based solely on a Schedule 13G/A filed by stockholder with the SEC on February 10, 2021 and reflects beneficial ownership by stockholder in its capacity as investment advisor and with respect to certain of its subsidiaries. Stockholder has sole voting power with respect to 0 shares, shared voting power with respect to 102,993 shares, sole dispositive power with respect to 14,086,051 shares and shared dispositive power with respect to 226,696 shares.

(6)	Voting and investment power is shared with spouse.

(7)	Beneficial ownership includes 108,043 shares held in a trust of which Mr. Moylan’s spouse is the beneficiary. Mr. Moylan disclaims beneficial ownership of the securities held by the trust.

(8)

Beneficial ownership includes 11,136 shares held in a trust of which Mr. Claflin’s spouse and children are the beneficiaries. Mr. Claflin disclaims beneficial ownership of the securities held by the trust.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires Ciena’s directors, executive officers, and beneficial owners of more than 10% of our common stock to file reports with the SEC indicating their holdings of, and transactions in, Ciena’s equity securities. Based solely on a review of copies of these reports, we believe that all of our executive officers, directors, and 10% owners timely complied with all Section 16(a) filing requirements for fiscal 2021, except for one late Form 4 for Mr. Smith reporting sales of Ciena’s common stock on August 2, 2021 and August 3, 2021, which was filed with the SEC on August 5, 2021.

32	2022 Proxy Statement

Compensation Discussion and Analysis

Contained below and elsewhere in this proxy statement are certain non-GAAP measures of Ciena’s financial performance for fiscal 2020 and 2021. These measures, along with their corresponding GAAP measures and reconciliations thereto, have been previously disclosed in exhibits to Ciena’s Current Reports on Form 8-K furnished with the SEC on December 10, 2020 and December 9, 2021. Also see “Non-GAAP Measures” below for more information on the use of these measures.

This Compensation Discussion and Analysis describes our executive compensation program, the compensation-setting process followed by the Compensation Committee of the Board of Directors (the “Committee”), and the compensation of our NEOs for fiscal 2021:

Gary B. Smith President and CEO

James E. Moylan, Jr. Senior Vice President and Chief Financial Officer

Scott A. McFeely Senior Vice President, Global Products and Services

Jason M. Phipps Senior Vice President, Global Customer Engagement

David M. Rothenstein Senior Vice President, General Counsel and Secretary

2022 Proxy Statement	33

Executive Summary

FISCAL 2021 EXECUTIVE COMPENSATION	FISCAL 2021 BUSINESS PERFORMANCE

❖   80% of CEO target total direct compensation was in the form of equity awards and 59% was “at risk” and performance-based

❖   Due to existing alignment with market positioning, and in light of ongoing macro and industry conditions and uncertainties resulting from the COVID-19 pandemic, our CEO and the other NEOs:

❖   Did not receive an increase in base salary;

❖   Did not receive an increase in target annual cash incentives; and

❖   Did not receive an increase in target delivered values of annual equity awards which, due to the different required calculation method, resulted in approximately 5% year-over-year decreases in grant date delivered value

❖   Based on very strong corporate performance against fiscal 2021 objectives, the NEOs received annual cash incentive payments at 148% of target and earned PSUs at 165% of target

❖   A portion of fiscal 2021 performance-based equity compensation was allocated to MSUs with a relative TSR goal measured over a three-year performance period; based on relative TSR performance from fiscal 2022 through fiscal 2024

❖   Based on strong stock price performance in the prior three fiscal years, the NEOs earned MSUs previously awarded in December 2018 at 200% of target

❖   No adjustments were made to the fiscal 2021 objectives or payouts for the NEOs under our incentive compensation programs

❖   Achieved strong financial results against the backdrop of the COVID-19 pandemic, including annual revenue growth of 2.5%, adjusted gross margin of 47.9% and adjusted operating margin of 16.8%

❖   Grew backlog to $2.17 billion as of October 30, 2021, compared to $1.19 billion as of October 31, 2020

❖   Increased the strength of our balance sheet, generating $462 million in free cash flow and ending the fiscal year with $1.7 billion in cash and investments

❖   Authorized new $1 billion share repurchase program in December 2021, including a $250 million accelerated share repurchase

❖   Continued to diversify our business across markets and customer segments, with our top 10 customers for the year including three U.S. service providers, two international service providers, one cable operator, and four major webscale providers

❖   Delivered world-leading innovation across our product portfolio, as we brought to market our WaveLogic 5 Extreme technology on additional optical platforms, WaveLogic 5 Nano pluggable optics, new Routing and Switching platforms

❖   Exceeded our enterprise-wide volunteering and service hours goal and implemented new programs with business partners to advance our digital inclusion mission

❖   Broadened and deepened our People Promise by enhancing Diversity, Inclusion and Belonging initiatives, expanding opportunities for growth and development at all career stages, and prioritizing the overall wellbeing of our employees

Say-on-Pay Results

We provide stockholders with the opportunity to cast an annual advisory vote on the compensation of our NEOs. From time to time, we seek input from our stockholders relating to executive compensation matters and expect to continue to consider input from stockholders, as well as the outcome of our annual say-on-pay votes when making future executive compensation decisions. Last year, approximately 91% of the stockholder votes cast on this proposal were voted in favor of the proposal. The Committee believes that this substantial majority of votes cast affirms stockholders’ support for our approach to executive compensation. See “Proposal No. 3” below for this year’s say-on-pay proposal.

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Fiscal 2021 Compensation Overview

Base Salaries	Equity Award Values

Did not increase the base salary of our CEO and the other NEOs due to existing alignment with market positioning and in light of ongoing macro and industry conditions and uncertainties resulting from the COVID-19 pandemic

Did not increase the target delivered value of annual equity awards for our CEO and the other NEOs due to existing alignment with market positioning and in light of ongoing macro and industry conditions and uncertainties resulting from the COVID-19 pandemic, which, due to the different required calculation method, resulted in approximately 5% year-over-year decreases in grant date delivered value

Target Cash Incentives	Equity Award Structure

Did not increase the target cash incentive opportunity for our CEO and the other NEOs due to existing alignment with market positioning and in light of ongoing macro and industry conditions and uncertainties resulting from the COVID-19 pandemic

Continued to structure equity awards to include PSUs and MSUs and so that 60% of the target award value for the CEO, and 50% of the target award value for the other NEOs, was allocated to at-risk, performance-based equity

of our CEO’s target total direct compensation was in the form of equity awards	of our CEO’s target total direct compensation was “at-risk” based on our performance against measurable objectives

CEO Fiscal 2021 Target Total Direct Compensation Mix

A detailed discussion relating to each element of executive compensation and the decisions summarized above is included in “Elements of Compensation” below.

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Decision-Making Framework

Executive Compensation Best Practices

The Committee’s fiscal 2021 compensation decision-making reflects the following core compensation principles and practices that we employ to align executive compensation with stockholder interests. Also listed below are certain compensation practices that we do not employ because we believe they would not serve our stockholders’ long-term interests.

WHAT WE DO	WHAT WE DON’T DO

Ensure independence in establishing our executive compensation program	Offer income tax gross-ups

Align pay with performance	Permit “single trigger” change in control benefits

Align compensation with stockholder interests	Provide excise tax gross-ups

Maintain stock ownership requirements	Allow for hedging or pledging of company securities

Use rigorous performance goals

Maintain a compensation recovery (“clawback”) policy

Assess risks relating to our executive compensation program

Provide only a limited number of executive perquisites

Participants in Compensation-Setting Process

Compensation Committee. The Committee oversees Ciena’s compensation programs and has final authority to approve and make decisions with respect to the compensation of Ciena’s executive officers. For a discussion regarding the Committee’s compensation philosophy and the principal objectives of our compensation programs, see “Governance and the Board of Directors – Composition and Meetings of the Board of Directors and its Committees – Compensation Committee” above.

Independent Compensation Consultant. In its annual review and determination of executive compensation, the Committee is assisted by Compensia, Inc., a national compensation consulting firm. Compensia is engaged by the Committee and, in order to maintain its independence, does not perform additional consulting or other services for Ciena or its management. The Committee assesses the independence of its compensation advisor on an annual basis. For a discussion regarding Compensia, the scope of its engagement by the Committee and its involvement in our compensation-setting process, see “Governance and the Board of Directors – Composition and Meetings of the Board of Directors and its Committees – Compensation Committee” above.

Chief Executive Officer. Our executive officers, including our CEO and our Executive Chair, do not participate in the determination of their own compensation. Our CEO works with the Chair of the Committee to develop proposed compensation packages for our other executive officers, including the other NEOs. Based on his review and assessment of each executive officer’s overall performance, success in executing against corporate and functional goals, criticality of function, experience, expertise, retention concerns, existing equity holdings, and compensation relative to other executive officers, as well as the Market Data (as defined below), our CEO provides recommendations to the Committee with respect to the base salary, target bonus percentage, and annual equity award for each executive officer. Because our CEO works most closely with and supervises our executive team, the Committee believes that his input provides critical insight in evaluating their performance. Our CEO also provides the Committee with additional information regarding the effect of market or competitive forces, changes in strategy or priorities upon an individual’s performance, and any other specific challenges faced or overcome by each person or the function that they lead during the prior fiscal year.

Comparative Framework

Peer Group. To assist in the selection of a group of peer companies against which to compare existing and proposed executive compensation levels for fiscal 2021, Compensia used several quantitative and qualitative criteria, including the primary selection and refinement criteria listed below, which were identical to those used in recent years. Compensia noted its view that, given the limited number of similarly sized business competitors due to industry consolidation, the revenue criterion has the highest relevance in selecting peer companies for purposes of comparing compensation.

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Following Compensia’s analysis, the Committee:

❖

Removed two companies from the existing peer group: Harris because its revenue had increased significantly above the target range following its merger with L3 Technologies; and Symantec because of the reduced industry fit as a result of the acquisition by Broadcom of its enterprise security business.

❖

Added three new companies – CommScope, Logitech and Motorola Solutions – because each met several of the applicable criteria and taken together would continue to position Ciena close to the peer group market median for revenue.

Based on this analysis and the selection process set forth below, the Committee determined that the following peer group constituted an appropriate comparative reference for determining executive compensation in fiscal 2021 (the “Peer Group”):

The following charts illustrate a comparison of Ciena to the Peer Group based on the assessment criteria of revenue, market capitalization and employee headcount, measured as of the date of the Committee’s assessment in June 2020, with the revenue comparison based on revenue over the four fiscal quarters preceding the assessment.

Peer Group Comparison

The Committee noted that Ciena was above the median of the Peer Group for the revenue criterion (59%) and below the medians of the Peer Group for the market capitalization criterion (29%) and the headcount criterion (18%). The Committee believed that this represented a reasonable and appropriate balance among the key quantitative criteria, particularly given its view that revenue has the highest relevance in selecting peer companies for purposes of comparing compensation. The Committee also noted that Ciena’s continued growth enabled a meaningful year-over-year improvement in its market capitalization positioning.

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Market Data. As a comparative framework in establishing executive compensation for our NEOs, Compensia uses compensation data from public filings, compensation surveys such as the Radford High Technology Executive Compensation Survey and the IPAS Global High Technology Survey, and other published market data relating to comparable executive positions in the Peer Group (collectively, the “Market Data”). In considering the Market Data, the Committee recognizes that executive officers in different companies can play different roles, with different responsibilities and scopes of work, even though they may hold similar titles or nominal positions. Moreover, qualitative factors that influence compensation, such as each executive officer’s performance during the period under consideration or their perceived importance to their respective companies’ business, strategy and objectives are not easily discernible from the Market Data. Accordingly, the Market Data is just one of a number of factors used by the Committee in determining executive compensation and it serves as a frame of reference for compensation.

Qualitative Factors

In any given year, and for any particular NEO, the Committee may consider a range of subjective or qualitative factors in setting the NEO’s compensation, including:

❖	the role the executive plays and the importance of such individual to Ciena’s business strategy and objectives;
❖	differences in each executive’s tenure and experience;
❖	the responsibilities and particular nature of the functions performed or managed by the executive;
❖	our CEO’s recommendations and his assessment of the executive’s performance;
❖	the risk that such individual would leave Ciena if not appropriately compensated and motivated; and
❖	the likely cost and difficulty that would be encountered in recruiting a replacement.

The Committee’s consideration of any particular factor may range from inapplicable to significant, depending upon the individual and period under consideration. The Committee does not assign relative weights or rankings to such factors. Rather, the Committee relies upon its members’ knowledge and judgment in assessing the various qualitative and quantitative inputs it receives as to each individual and makes compensation decisions accordingly.

In determining fiscal 2021 executive compensation, and in addition to the assessment of the Market Data and other specific factors described in the below discussion of the individual elements of compensation, the Committee broadly considered the following qualitative factors in making its compensation decisions for each NEO. Given their tenure, track record and experience, the Committee considered the NEOs to be highly desirable executives and thus potential candidates for recruitment by other companies.

Gary B. Smith

❖   Mr. Smith is one of the longest-tenured CEOs in the telecommunications industry, having successfully served as our CEO for over 20 years. He continued to demonstrate outstanding strategic leadership of and direction for Ciena, including strong leadership of our executive team and our company. Against the backdrop of the COVID-19 pandemic and resulting macroeconomic uncertainty and industry challenges, Mr. Smith presided over Ciena’s delivery of a strong year of financial results and business achievements. In particular, he focused the organization on executing against a proven strategy of delivering industry-leading technology innovation, diversifying across market segments, customer segments and geographies, and leveraging global scale.

James E. Moylan, Jr.

❖   In his long-standing role as our CFO, Mr. Moylan continued to maintain excellent relationships with the financial community and our stockholders. He provided effective management and leadership over a wide range of organizations, including finance and accounting, global business operations, information technology, information security, internal audit, investor relations, tax and treasury. He supervised the ongoing strengthening of our balance sheet as a competitive differentiator, including a substantial increase in free cash flow, which enabled the authorization of a new $1 billion share repurchase program in December 2021. He facilitated the updating and communication of our longer-term financial targets. Mr. Moylan also continued to serve as the executive sponsor of several cross-functional projects to reorganize our legal entity structure, enable integrated business processes and improve operating efficiencies.

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Scott A. McFeely

❖   Mr. McFeely demonstrated strong leadership of the Global Products & Services organization, which includes the largest percentage of employees in the company. He again oversaw industry-leading technology innovation from the engineering organization, including bringing to market several new products, features and technologies in our portfolio. He also ensured that this innovation continued to drive additional sustainability outcomes for our customers and the environment. Mr. McFeely focused the organization on leveraging our optical expertise to offer a new architectural approach to address Next-Generation Metro & Edge use cases. Finally, he ensured that the global supply chain and services organizations focused on critical customer experience metrics in the context of significant supply chain constraints and ongoing COVID-related challenges.

Jason M. Phipps

❖   Mr. Phipps led our Global Customer Engagement organization to deliver solid year-over-year revenue growth as well as increased gross margin and global optical market share. These positively differentiated results were achieved during a continued period of variable customer spending and intense competition within our industry sector. Mr. Phipps oversaw several new strategic customer wins across our solutions portfolio, which significantly contributed to our business diversification. He supported initiatives during the COVID-19 pandemic to enhance our customer engagement model and virtual customer collaboration tools. He also continued to focus on expanding our internal go-to-market resources in the areas of IP and automation, and served as executive co-sponsor of our Diversity & Inclusion program.

David M. Rothenstein

❖   In his role as General Counsel, Mr. Rothenstein demonstrated strong performance across a range of areas. He oversaw improvements to Ciena’s global compliance and ethics program. He continued to lead the efforts of our COVID-19 business continuity planning team, including with respect to site reopening and vaccine and testing-related decisions, and led an analysis of our real estate portfolio in the context of the future of work. Mr. Rothenstein supervised several enhancements to our sustainability program, including a new governance structure, implementation of our digital inclusion commitment, increase in volunteerism and charitable donations, and deepened commitment to overall employee wellbeing. He also continued to serve as the Chair of our Disclosure Committee and our Corporate Compliance Committee, and as executive sponsor of our enterprise risk management program.

Internal Equity. The Committee seeks to promote strong teamwork and high morale within our executive team. While the Committee does not use any quantitative formula or multiple for comparing or establishing compensation among our executive officers, it is mindful of internal pay equity considerations, and assesses the relationship of the compensation of each executive officer to other members of the executive team. Each fiscal year, the Committee also considers, on a relative basis, the aggregate portion of equity awards, in terms of economic value and allocation of shares, made to the executive team, in comparison to other eligible employees.

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Elements of Compensation

Principal Elements of Compensation

The principal elements of compensation of our executive officers, including our NEOs, include:

Element	Type	Form	Key Characteristics	Purpose

Base Salary	Fixed	Cash	Annual adjustments based on individual performance, relative to market pay level and internal pay equity	Attracts, retains and rewards NEOs by providing a competitive fixed amount of compensation for service that reflects skill, responsibility and experience

Annual Cash Incentive	Variable	Cash	Variable cash compensation, based on pre-established financial, strategic and operational goals and individual performance

Focuses NEOs on achievement of our short-term financial, operational and strategic goals

Aligns interests of NEOs with stockholders by promoting strong revenue and operating income growth and achievement of other key corporate objectives

Long-Term Equity Incentive	Variable	Restricted Stock Units	RSU equity awards based on continued service vest in quarterly increments over a four-year period	Retains NEOs through multi-year vesting of equity awards Motivates and rewards NEOs for the achievement of long-term corporate performance Aligns NEO and stockholder interests

		Performance Stock Units	PSU equity awards based on pre-established financial, strategic and/or operational goals have a one-year performance period and vest in equal increments over two years

		Market Stock Units	MSU equity awards based on TSR relative to a comparison index over a three-year period, and vest in full at end of period

We also provide severance and change in control related payments and benefits for our NEOs, and other benefits such as a 401(k) plan, health and wellness benefits including an annual physical examination, and financial planning and tax preparation services. In addition, our NEOs participate in the Deferred Compensation Plan available to other senior management employees and standard employee benefit plans and programs available to our other employees.

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Pay Mix

In determining the mix of compensation among these elements, the Committee does not assign specific ratios or other relative measures that dictate the total compensation mix to be awarded or targeted to the executive team, or the portion that is either at-risk or otherwise subject to performance. Nevertheless, as illustrated by the charts below, the Committee continued to structure executive compensation in fiscal 2021 so that a significant portion of the target total direct compensation of our CEO and the other NEOs was “at-risk” or performance-based, with the actual value realized subject to the achievement of short-term or long-term corporate and financial performance goals. Approximately 59% of our CEO’s target total direct compensation for fiscal 2021 was structured as “at-risk” performance-based compensation. By linking a significant portion of our executives’ compensation to performance, the Committee emphasized incentive-based variable pay, which is consistent with our pay-for-performance philosophy and creates a strong alignment with long-term stockholder value.

CEO FY 2021 Target Total Direct Compensation Mix	NEO FY 2021 Target Total Direct Compensation Mix

Target Total Direct Compensation reflects annual base salary, annual cash incentive opportunity and grant date fair value of fiscal 2021 equity awards.

Cash Compensation

Base Salary

In determining base salaries for fiscal 2021, the Committee considered that the Market Data showed that the base salaries for all of the executives were at approximately the 50th percentile of the market, with variance by individual executive, as a result of the increase in base salaries for our CEO and the other NEOs for fiscal 2020. Those increases were made in December 2019 to maintain the continuing market competitiveness of Ciena’s executive cash compensation by better aligning with the approximate median of the Market Data for their respective positions. The Committee also acknowledged the desire not to increase executive compensation in light of the ongoing challenges and uncertainties in market and industry conditions resulting from the COVID-19 pandemic. Further, the Committee considered the prudent actions being taken by Ciena with respect to providing limited or no broad-based salary increases for our employees. Accordingly, the Committee determined not to increase the base salaries of the NEOs for fiscal 2021, as set forth below.

Annual Base Salary

	Annual Base Salary ($)

Name	Fiscal 2020	Fiscal 2021	Percentage Increase

Gary B. Smith	$1,000,000	$1,000,000	0.0%

James E. Moylan, Jr.	$575,000	$575,000	0.0%

Scott A. McFeely	$500,000	$500,000	0.0%

Jason M. Phipps	$500,000	$500,000	0.0%

David M. Rothenstein	$515,000	$515,000	0.0%

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Annual Cash Incentive Opportunity

The annual cash incentive opportunity for our employees, including the NEOs, is expressed as a percentage of base salary. Because of this correlation, the Committee typically looks at base salary and annual cash incentive compensation in combination, and considers the effect modifications to either such element have on the “target total cash compensation” for each individual. The Committee considers potential incentive payments to each NEO at the “target” level (as reflected in “Annual Cash Incentive Bonus Plan” below), together with base salary, in determining the “target total cash compensation” payable to each executive.

The Committee considered that, for the same reasons set forth above with respect to base salaries, the Market Data showed that, if fully paid at the target level, the overall target total cash compensation of our executives in the aggregate was at approximately the 50th percentile of the market, with variance by individual executive, at the time of the Committee’s assessment. For example, the Committee noted that our CEO’s target total cash compensation approximated the 45th percentile of the market for chief executive officers. Accordingly, the Committee decided not to increase the target annual cash incentive opportunities for the NEOs for fiscal 2021, as set forth below.

Annual Cash Incentive Opportunity

	Target Cash Incentive Compensation (as a percentage of base salary)

Name	Fiscal 2020	Fiscal 2021	Percentage Increase

Gary B. Smith	125%	125%	0%

James E. Moylan, Jr.	90%	90%	0%

Scott A. McFeely	90%	90%	0%

Jason M. Phipps	100%	100%	0%

David M. Rothenstein	80%	80%	0%

Target Total Cash Compensation

The Committee’s decisions with respect to annual base salaries and annual cash incentive opportunities for fiscal 2021 resulted in target total cash compensation for the NEOs as set forth below.

Target Total Cash Compensation

	Target Total Cash Compensation ($)

Name	Fiscal 2020	Fiscal 2021	Percentage Increase

Gary B. Smith	$2,250,000	$2,250,000	0.0%

James E. Moylan, Jr.	$1,092,500	$1,092,500	0.0%

Scott A. McFeely	$950,000	$950,000	0.0%

Jason M. Phipps	$1,000,000	$1,000,000	0.0%

David M. Rothenstein	$927,000	$927,000	0.0%

The amounts in the table above represent target total cash compensation for fiscal 2020 and fiscal 2021. For amounts actually earned or received by our NEOs during fiscal 2021, see the “Fiscal 2021 Summary Compensation Table” section of the “Executive Compensation Tables” below.

Annual Cash Incentive Bonus Plan

Full-time employees, excluding our employees who receive sales commissions, generally are eligible to participate in our annual cash incentive bonus plan, which pays out a bonus upon the achievement of performance objectives established by the Committee. This plan is the mechanism for delivering the annual cash incentive opportunity discussed above. The bonus plan, which is more fully described in the “Fiscal 2021 Grants of Plan-Based Awards” section of the “Executive Compensation Tables,” provides the Committee with the flexibility to establish corporate, departmental or individual performance objectives upon which bonus payments are contingent.

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The bonus plan is structured to focus and incent our executive officers on the achievement of a pre-established set of short-term financial and corporate performance objectives. The payout percentage under the bonus plan is determined by multiplying the average payout based on levels of achievement of the financial objectives by a multiplier based on the level of achievement of the corporate objectives.

Fiscal 2021 Structure. In designing the fiscal 2021 annual cash incentive bonus plan, the Committee decided to retain the existing structure from the previous year, including the use of two financial objectives and a set of defined corporate objectives to determine the applicable bonus funding percentage. Revenue and adjusted operating income were again selected as the financial objectives in order to reflect Ciena’s overall emphasis on balancing both top-line revenue growth and bottom-line profitability. These financial objectives were weighted equally and their performance averaged to determine the total financial objectives funding percentage. In turn, the financial objectives funding percentage was multiplied by the corporate objectives multiplier, which included an upside multiplier based on overperformance against the corporate objectives, to derive the total bonus funding percentage. However, the Committee made two substantive changes to the pay-for-performance table for the revenue financial objective: (i) increased the minimum payout from 50% to 70% and modified the slope for performance below target from 5-to-1 to 3-to-1; and (ii) decreased the maximum payout from 200% to 160% and modified the slope for performance above target from 10-to-1 to 6-to-1. These changes were made in order to enable greater predictability in the bonus plan outcomes given the ongoing market industry uncertainty and industry volatility resulting from the business impacts of the COVID-19 pandemic, and to reflect the higher degree of difficulty in Ciena’s fiscal 2021 operating plan as compared to recent years. The Committee considered that, with these changes, the likely range of outcomes on the financial objectives would result in a fiscal 2021 bonus payout representing a percentage of Ciena’s profit that was reasonably consistent with that in recent years.

The applicable bonus funding percentage under the fiscal 2021 annual cash incentive bonus plan was calculated as set forth below, with the maximum amount that could be paid equaling 192% of the target bonus ((160% x 50%) + (160% x 50%) x 1.2). With the exception of employees of the Blue Planet Software organization, who are compensated on a separate set of objectives specifically relating to the Blue Planet business, the Committee elected to use the same objectives for all eligible employees, including our NEOs, in order to align the interests of our employee base and to promote teamwork and morale. Overall, the fiscal 2021 annual cash incentive bonus plan was designed to balance and align the interests of our employees and stockholders, while incentivizing Ciena’s workforce to drive toward improved profitability and stockholder return.

Fiscal 2021 Revenue		Fiscal 2021 Adjusted Operating Income		Corporate Objectives Multiplier

Performance Against Target (%)	Total Target Bonus Earned (%)	Performance Against Target (%)	Total Target Bonus Earned (%)	Objectives Achieved (#)	Multiplier

< 90%	0%	< 80%	0%	< 4	0.0x

90%	70%	80%	70%	4	0.8x

95%	85%	90%	85%	5	0.9x

100%	100%	100%	100%	6	1.0x

105%	130%	110%	120%	7	1.1x *

≥110%	160%	120%	140%	8	1.2x *

		≥130%	160%	* Only applies if achieve minimum
				performance threshold of each Financial Objective; otherwise reverts to 1.0x

Bonus payments are interpolated for performance results falling between the designated levels set forth above. For illustrative purposes only and by way of example, if Ciena had achieved 95% of the revenue target, 90% of the adjusted operating income target and seven of its eight corporate objectives, the applicable annual cash incentive award would have been 94% ((85% x 50%) + (85% x 50%) x 1.1) of the target annual cash incentive opportunity.

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Financial Objectives. As noted above, the Committee believed that the use of two financial performance-based metrics – revenue and adjusted operating income – would provide the most comprehensive and effective indicator of Ciena’s overall operating performance, reduce dependency on a single financial objective, and balance emphasis on top-line and bottom-line performance. The Committee recognized that those measures were two of the most important and frequently reviewed metrics used by our CEO and executive team in managing Ciena’s business. In calculating adjusted operating income, the Committee gives effect to certain adjustments to our GAAP results generally consistent with those reported in our quarterly earnings releases, as well as the cost of the annual incentive bonus plan and any sales incentive compensation paid to our global field organization in excess of that budgeted in our annual operating plan.

❖	The fiscal 2021 revenue target was $3.6 billion.

❖	The fiscal 2021 adjusted operating income target was $619 million in the aggregate, after taking into account the above adjustments.

Each of the above targets was taken directly from our fiscal 2021 operating plan approved by the Board of Directors.

Corporate Objectives. The fiscal 2021 corporate objectives were aligned with Ciena’s execution imperatives for the fiscal year, as set forth below. Of particular note, management recommended and the Committee approved the inclusion of Ciena’s first sustainability-related objective in its annual cash incentive bonus program, relating to a substantial increase in aggregate volunteer service by our employees. This objective was selected against the backdrop of the COVID-19 pandemic, and was intended to solidify Ciena’s People Promise by both reinforcing a culture of service and enabling an opportunity for meaningful connection among individuals, teams and their communities.

Strengthen Leadership in Core Infrastructure Networks

•  Achieve general availability of key defined Packet-Optical product release with feature content

•  Deploy WaveLogic 5 Extreme or Reconfigurable Line System in seven of ten defined customer networks

•  Generate 10% year-over-year increase in revenue from Advanced Services

Grow Business in Metro & Edge Networks

•  Achieve general availability of three defined IP-related Routing & Switching product releases or feature content

•  Achieve general availability of two defined metro/regional-related Routing & Switching product releases or feature content

•  Realize ten customer wins across eight defined Metro & Edge network applications, with at least one win in four applications

Drive Software-Led Transformation	• Generate $73 million in revenue from Blue Planet software automation portfolio

Solidify People Promise	• Ensure that employees contribute and log an aggregate 20,000 hours of volunteer service

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Attainment of Fiscal 2021 Cash Incentive Bonus

Ciena had a strong year of business and financial performance in fiscal 2021. Against the backdrop of the ongoing COVID-19 pandemic and its resulting business and economic impacts, including with respect to supply chain constraints, Ciena slightly exceeded the revenue target. However, Ciena significantly overachieved against the adjusted operating income target due to higher gross margins associated with deriving a larger percentage of revenue from existing business instead of new design wins and early-in-life projects.

Revenue (50%)			Adjusted Operating Income (50%)
Target ($MM)	Actual ($MM)	% Bonus Payout	Target ($MM)	Actual ($MM)	% Bonus Payout
$ 3,600	$ 3,620.7	103%	$ 619	$ 750.2	142%

Based on the payout-for-performance structure described above, this resulted in a bonus earned at 123% of target ((103% + 142%) / 2). Separately, Ciena achieved all eight of the corporate performance objectives for fiscal 2021, which resulted in application of a 1.2x multiplier. As a result, the NEOs earned and were awarded an annual cash bonus equal to 148% of the annual target cash incentive opportunity (123% x 1.2), which resulted in the cash incentive bonus payments as set forth below.

Attainment of Fiscal 2021 Cash Incentive Bonus

Name	Fiscal 2021 Cash Incentive Bonus

Gary B. Smith	$ 1,850,000

James E. Moylan, Jr.	$ 765,900

Scott A. McFeely	$ 666,000

Jason M. Phipps	$ 740,000

David M. Rothenstein	$ 609,760

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Equity Compensation

Factors and Process in Determining Equity Awards

In determining equity compensation for fiscal 2021, the Committee considered that the Market Data showed that the overall average equity value for our executive officers increased slightly year-over-year, from the 45th percentile of the market the previous year to the 50th percentile of the market at the time of the Committee’s assessment. Compensia’s analysis indicated that the annual equity values in the market had increased slightly year-over-year, with an overall average 9% increase in value from the previous year, as compared to the somewhat larger average increases in equity values provided to Ciena’s executive officers.

At the same time, however, the Committee recognized that the overall average equity value for our executive officers was still only at the bottom of its target range of between the 50th and 75th market percentiles for the value delivered to similar executives. Ciena primarily competes with and hires executives from companies that are substantially larger in all relevant comparator metrics, and therefore are not appropriate to include in the Peer Group. This dynamic requires the Committee to develop a peer group of industry-related companies with whom Ciena does not directly compete but who represent an aggregate financial profile that places Ciena at or about the market median, with revenue as the most relevant criterion. As a result, in order to better reflect market dynamics and Ciena’s resulting challenge in attracting and retaining top executives, the Committee believes that it is appropriate to establish equity values for our executive officers using a target range at or significantly above median for the values delivered to similar executives.

Based on Compensia’s analysis, as well as Ciena’s strong business and financial performance and the factors for each individual executive described in “Qualitative Factors” above, our CEO prepared recommendations for target equity values for each of the NEOs (other than himself) for the Committee’s consideration.

In determining fiscal 2021 equity compensation, and in addition to the qualitative factors described above, the Committee considered, among other things, the following:

❖

our CEO’s assessment of the overall responsibilities, performance, experience, expertise and value to Ciena of each individual, as well as the criticality of each position and any concerns with respect to retaining the individual;

❖	the existing, unvested equity holdings of each individual and assumptions relating to future values;
❖

the potential impact of awards at the target equity values on key compensation governance metrics, including current and three-year average burn rate, equity overhang levels, and equity grant expense as a percentage of market capitalization;

❖	the specific number of shares resulting from the proposed target equity values using a range of possible grant date Ciena stock prices; and
❖	the number of shares remaining available for issuance under the 2017 Plan.

The Committee made its own evaluation for our CEO, based upon its assessment of his responsibilities, performance, experience and value to Ciena, as well as consideration of the other factors listed above.

Equity Awards

As described above, based on the Market Data, the overall average equity value for our executive officers was at the bottom of the Committee’s target range for the value delivered to similar executives, with variation by executive. Given that benchmarking, the Committee agreed that it would ordinarily increase the equity values for our executive officers in order to improve alignment with the market. At the same time, however, the Committee recognized the ongoing challenges and uncertainties in market and industry conditions and uncertainties resulting from the COVID-19 pandemic. Accordingly, consistent with its decisions with respect to base salaries and target annual cash incentive opportunities, the Committee determined not to increase the target value for the equity awards for our executive officers, and established fiscal 2021 equity values that were identical to those of the previous year. By way of example, the Committee provided our CEO with a fiscal 2021 equity award with a target value of $8 million, which was identical to the target value of his fiscal 2020 equity award. In making this decision, the Committee considered that the equity value for each of the NEOs would be below the market median of equity values awarded to similarly situated executives in the Peer Group, and therefore below its target range. Our CEO’s fiscal 2021 target equity value, for example, only approximated the 42nd percentile of chief executive officers in the Peer Group. The fiscal 2021 equity awards represented an approximately 5% year-over-year decrease in grant date delivered value to our CEO and the other NEOs, as a result of the different method required to calculate grant date delivered value in this proxy statement as compared to Ciena’s methodology for granting equity awards that equate target delivered value. The Committee acknowledged that such fluctuations may occur from year to year. Under the circumstances, however, and taking all of the above factors into consideration, the Committee believed that the values of the equity awards for our executive officers were reasonable and appropriate.

In order to ensure continued alignment between the compensation of our executive officers and Ciena’s business and financial performance relative to the applicable market, the Committee decided to use the same equity allocation as in recent years.

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Specifically, the fiscal 2021 equity awards for our executive officers included a combination of restricted stock units (RSUs), performance stock units (PSUs) and market stock units (MSUs), the key elements of which are set forth below.

Equity Vehicle	Weighting (CEO)	Weighting (Other NEOs)	Metric(s)	Performance Period	Vesting

Restricted Stock Units	40%	50%	None	N/A	Quarterly (1/16th) over four years

Performance Stock Units	36%	30%	Sales Orders and Adjusted EPS	One Year (Fiscal 2021)	50% after first year and 50% after second year

Market Stock Units	24%	20%	Relative TSR	Three Years (Fiscal 2021 – 2023)	100% after third year

Based on the trailing 30-day average of Ciena’s closing stock price prior to the grant date, the individual equity values established by the Committee were calculated into a specific number of shares of Ciena’s common stock underlying each equity award, and then allocated as set forth above. The table below sets forth the specific number of shares underlying the equity awards, with the PSU and MSU awards at target level based on achievement of the goals described below, and the aggregate grant date delivered value of such awards based on Ciena’s closing stock price of $48.44 per share on the grant date of December 16, 2020. The grant date delivered values set forth below reasonably reflect the Committee’s intent and practice in establishing the target equity award values and resulting equity awards for the NEOs. Please refer to the Fiscal 2021 Summary Compensation Table below and its accompanying footnotes for more information on the grant date fair value calculated in accordance with FASB ASC Topic 718.

Fiscal 2021 Annual Equity Awards

Name	RSUs (#)	Target PSUs (#)	Target MSUs (#)	Grant Date Delivered Value ($)

Gary B. Smith	70,376	63,338	42,226	$ 8,589,251

James E. Moylan, Jr.	19,794	11,876	7,917	$ 1,930,103

Scott A. McFeely	19,794	11,876	7,917	$ 1,930,103

Jason M. Phipps	19,794	11,876	7,917	$ 1,930,103

David M. Rothenstein	16,495	9,897	6,598	$ 1,608,460

RSUs. The Committee used its standard four-year vesting period for the RSUs – one-sixteenth of the grant amount vesting each calendar quarter over a four-year period – in order to promote long-term alignment with stockholders and longer-term decision making that provides an effective balance to the shorter-term incentive measures used in setting annual cash incentive bonus awards.

PSUs. The Committee structured the PSUs with a fiscal 2021 performance period. In selecting a one-year period, the Committee sought to achieve a balance between the desire to incorporate a specific performance-based component in the long-term incentive compensation for our executive officers with an acknowledgment of the difficulties inherent in establishing long-term performance goals in an uncertain macroeconomic environment and a volatile sector of the telecommunications industry. Although the Committee carefully considered the implications of using a one-year performance period instead of a longer period for its long-term incentive compensation, it ultimately determined that any related issues were outweighed by the desire to avoid any unintended consequences of motivating the wrong behavior or limiting Ciena’s flexibility as a result of outdated or inapplicable long-term goals in future years. In recognition of the one-year performance period, the Committee incorporated an additional retention element to the performance equity compensation, whereby any PSU shares that were earned during the fiscal 2021 performance period would be subject to a staggered vesting and delivery schedule in two equal installments over the 12 months following the end of the fiscal 2021 performance period, subject to the individual executive officer’s continued service with Ciena. In establishing this performance equity structure, the Committee was significantly influenced by the fact that it had been using a similar structure for the past several years and that the structure successfully achieved the Committee’s desired objectives for both company performance and long-term incentive compensation for our executive officers. The Committee also considered this structure to be reasonable and appropriate in light of the use of longer-term MSUs as part of the overall equity allocation for our executive officers.

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In establishing goals for the PSUs, the Committee sought to align the interests of our executive officers with our stockholders by focusing their efforts on ensuring the longer-term growth of our business while achieving growing profitability. The Committee also sought to avoid any overlap between the goals for the annual cash incentive bonus plan and the long-term equity compensation for our executive officers. Accordingly, the PSUs were based on two goals for fiscal 2021:

❖	$3,755 million in aggregate sales orders; and

❖	$2.61 in adjusted earnings per share.

Each of these goals was derived directly from the targets set forth in our fiscal 2021 operating plan, which was reviewed and approved by the Board of Directors. The PSUs were allocated equally between the two goals, and the Committee considered the prospects for attainment and non-attainment of the PSU performance goals to be equally likely.

Any portion of the PSUs not earned by the end of the performance period would be forfeited. The PSUs were designed such that 100% of the shares underlying the award would be earned upon the achievement of 100% of both the sales orders target and the adjusted EPS target. Consistent with our pay-for-performance philosophy, and to closely align the interests of our executive officers with our stockholders and to further incentivize them to overachieve against our fiscal 2021 operating plan, the Committee incorporated upside earning potential to the PSUs for extraordinary performance and downside risk for under-performance against each of the two goals. Specifically, the Committee established the following minimum performance thresholds and maximum number of additional PSUs that could be earned for achievement against the sales orders and adjusted earnings per share targets, as set forth below:

Aggregate Sales Orders (50%)		Adjusted Earnings Per Share (50%)
Aggregate Sales Orders ($MM)	Total Target PSUs Earned (%)	Adjusted EPS ($)	Total Target PSUs Earned (%)

< $ 3,380	0%	< $ 2.09	0%

$ 3,380	50%	$ 2.09	80%

$ 3,755	100%	$ 2.61	100%

≥ $ 4,131	200%	≥ $ 3.65	200%

The percentages of target PSUs earned are interpolated on a straight-line basis for results falling between the designated levels set forth above. Based on the above table, the maximum amount of PSUs that could be earned was 200% of the target number of shares underlying the PSU award.

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MSUs. To promote a strong alignment of interests with our stockholders, the Committee incorporated a relative stock performance goal as part of the annual equity awards for our executive officers. The MSUs are based on Ciena’s total stockholder return (“TSR”) – i.e., its stock price appreciation – as compared to the total reported return (the “Return”) of the S&P North American Technology-Multimedia Networking Index (the “S&P Networking Index”) over a three-year measurement period covering Ciena’s fiscal 2021 through fiscal 2023 (the “Measurement Period”). The Committee selected the S&P Networking Index as the appropriate comparator index both because it is directly relevant to our business, consisting of several companies in our sector and including Ciena as a constituent, and because its overall performance has been closely correlated to that of Ciena in recent years. For purposes of determining the TSR for Ciena and the Return for the S&P Networking Index, and in order to mitigate the potential impact of stock price volatility, the beginning and ending values for each measure will be determined on an average basis over a period of 90 calendar days prior to both the beginning and the end of the Measurement Period. For the same reasons as with the PSUs, the Committee incorporated upside earning potential to the MSUs for outperformance against the S&P Networking Index and downside risk for underperformance against the S&P Networking Index. Specifically, the applicable percentage of the target number of MSUs earned will be determined based on the absolute percentage point difference between Ciena’s TSR as compared to the Return for the S&P Networking Index during the Measurement Period, as set forth below:

Fiscal 2021 MSU Performance Goal

Fiscal 2021-2023 Relative TSR (absolute percentage point difference)	Target MSUs Earned (%)
(50)%	0%
(40)%	20%
(30)%	40%
(20)%	60%
(10)%	80%
Equal	100%
10%	120%
20%	140%
30%	160%
40%	180%
≥ 50%	200%

The percentage of target MSUs earned is interpolated on a straight-line basis for results falling between the designated levels set forth above. Based on the above table, the maximum amount of MSUs that can be earned is 200% of the target number of shares underlying the MSU award. However, if Ciena’s TSR during the Measurement Period is negative (as a result of a decline in our stock price during such period), then the executive officer will earn less than 100% of the target number of shares underlying the MSU award. To the extent earned, the MSUs will vest in full in December 2023 following the end of the Measurement Period, subject to the individual executive officer’s continued service with Ciena through the vesting date. Any portion of the MSUs not earned at the end of the Measurement Period will be forfeited.

Overall, the Committee believed that nearer-term goals focused on top-line growth and bottom-line cash generation (via the PSU goals of sales orders and adjusted earnings per share), complemented by a longer-term goal focused on relative TSR, is an effective combination that will closely align the interests of our executive officers with those of stockholders and thereby enhance stockholder value.

Attainment of Fiscal 2021 PSUs

As noted above, Ciena had a strong year of business and financial performance in fiscal 2021 against the backdrop of the COVID-19 pandemic and its resulting impacts. Ciena significantly overachieved against the aggregate sales orders target due to a combination of a widespread increase in capacity demand on our customer’s networks and the desire of many of our customers to ensure security of supply amidst ongoing supply chain challenges. Ciena also meaningfully overachieved against the adjusted earnings per share target in fiscal 2021, as set forth below:

Aggregate Sales Orders (50%)			Adjusted Earnings Per Share (50%)
Target ($MM)	Actual ($MM)	% PSUs earned	Target ($)	Actual ($)	% PSUs earned

$ 3,755	$ 4,688	200%	$ 2.61	$ 2.91	129%

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Based on the equal weighting of the two goals, approximately 165% of the total PSUs were earned as set forth below. One-half of the PSUs earned during fiscal 2021 vested in December 2021, and the remaining one-half of the PSUs earned will vest in December 2022, subject to continued service with Ciena through the vesting date.

Fiscal 2021 PSU Awards Earned

Name	PSUs Earned (#)
Gary B. Smith	104,191
James E. Moylan, Jr.	19,536
Scott A. McFeely	19,536
Jason M. Phipps	19,536
David M. Rothenstein	16,279

Attainment of Fiscal 2019 MSUs

The MSUs granted in December 2018 applied to the three-year measurement period covering Ciena’s fiscal 2019 through fiscal 2021. During that period, Ciena’s stock price increased from $29.47 at the beginning of the measurement period to $54.26 at the end of the measurement period, thereby generating a TSR of 84.12%. During that same period, the stock price of the S&P Networking Index increased from $224.22 to $300.84, thereby generating a Return of 34.17%. Based on that performance, Ciena’s TSR outperformed the S&P Networking Index’s Return over the measurement period by 49.96%, which resulted in 200% of the total MSUs being earned as set forth below. By their terms, the MSUs vested in their entirety in December 2021.

Fiscal 2019-2021 Comparative TSR Performance
Ciena TSR (%)	Index TSR (%)	% MSUs earned
84.12%	34.17%	200%

Fiscal 2019 MSU Awards Earned

Name	MSUs Earned (#)
Gary B. Smith	104,316
James E. Moylan, Jr.	21,112
Scott A. McFeely	17,386
Jason M. Phipps	17,386
David M. Rothenstein	17,386

Equity Award Practices

We apply a consistent approach in our equity award practices by granting annual equity awards to our executive officers and directors at or around the same time each year. Annual equity awards to our NEOs are made by the Committee, and the grant date of these awards is the same day that the Committee meets to approve the awards. The Committee generally meets, approves and grants annual equity awards to our executive officers promptly following Ciena’s release of earnings for the fourth quarter and fiscal year. This practice began in fiscal 2007 and continued for annual equity awards in fiscal 2021, with the fourth quarter earnings release on December 10, 2020 and executive and non-executive awards granted on December 16, 2020.

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Other Program Elements and Pay Practices

Risk Assessment of Compensation Practices

During fiscal 2021, at the Committee’s request and direction, management conducted an assessment of the risks associated with Ciena’s compensation policies and practices, including:

❖	review of plans, policies and procedures relating to the components of our compensation programs
❖	review of incentive-based cash and equity compensation features
❖	identification of any regional or functional distinctions in our compensation programs
❖	identification of compensation design features that could potentially encourage excessive or imprudent risk taking, and identification of business risks that these features could potentially encourage
❖	consideration of the presence or absence of appropriate controls, oversight or other factors that mitigate potential risks
❖	consideration of risks related to our compensation policies and practices and the potential for such risks to result in a material adverse effect on Ciena as a whole

The Committee paid particular attention to any additions, modifications or revisions to our compensation programs during the current and preceding fiscal years, and how these changes affected the strengths, weaknesses or controls related to such programs. The Committee also focused its assessment on performance-based incentive compensation programs involving variable payouts and compensation programs impacting our executive team. In substantially all cases, compensation programs were found to be centrally designed and administered and, excluding sales incentive compensation, substantially identical across function and geography. The objectives used to determine incentive compensation were found to be based primarily on Ciena’s reported financial results and other performance-based corporate performance goals used to manage the business or derived from Ciena’s annual operating plan approved by the Board of Directors.

In addition, the assessment identified significant controls and other mitigating factors that serve to offset elements of Ciena’s compensation policies and practices that may introduce risk, including:

❖	oversight of major incentive compensation programs and decision-making by the Committee, which, in most cases, retains the ability to adjust elements of incentive compensation in its discretion
❖

robust internal controls over financial reporting and compensation practices regularly reviewed and/or tested by internal auditors and subject to testing as part of the annual independent integrated audit by our external auditors

❖	appropriate segregation of duties
❖	Audit Committee oversight and review of financial results and non-GAAP adjustments used in certain components of incentive compensation
❖	presence of and training relating to corporate standards of business conduct and ethics
❖	substantial alignment of compensation and benefits for executive and non-executive salaried employees
❖

a recoupment or “clawback” feature for incentive compensation awarded under Ciena’s 2017 Plan that, in addition to being applicable to those executive officers covered by the requirements of the Sarbanes-Oxley Act of 2002, is applicable to any award recipient who knowingly, or through gross negligence, engages in or fails to prevent misconduct resulting in material non-compliance with financial reporting requirements under the securities laws

Based on the assessment and factors described above, the Committee determined that the risks associated with Ciena’s compensation policies and practices are not reasonably likely to result in a material adverse effect on Ciena.

Stock Ownership Guidelines

To align the interests of our executive officers and directors with those of our stockholders, and to promote our commitment to sound corporate governance, the Board of Directors has established stock ownership guidelines for our executive officers and non-employee directors. The guidelines require such persons to hold shares of Ciena common stock of a value equal to a multiple of their annual base salary or annual cash retainer, as applicable, as follows:

Position	Stock Ownership Requirement
CEO	5x base salary
Executive Chair	5x base salary
Executive Officers	2x base salary
Non-Employee Directors	5x cash retainer

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We also have a requirement that our executive officers and non-employee directors hold 50% of all shares of Ciena common stock acquired from Ciena equity awards (net of any shares withheld for taxes or payment of exercise price) until they achieve the applicable minimum ownership level.

Each executive officer and non-employee director is subject to these guidelines, provided he or she has five years to attain the requisite stock ownership from the date such individual first becomes subject to the guidelines. Shares that count toward satisfaction of the stock ownership guidelines include: (i) shares owned outright by the person or his or her immediate family members residing in the same household; (ii) shares held in trust for the benefit of the person or his or her family; (iii) shares held through our Deferred Compensation Plan; and (iv) shares purchased on the open market. Unexercised stock options, whether or not vested, unvested restricted stock units, and unearned and unvested performance stock units or market stock units, do not count toward the satisfaction of the guidelines. The guidelines may be waived, at the Compensation Committee’s discretion, if compliance would create hardship or prevent compliance with a court order.

Deferred Compensation Plan

Our Deferred Compensation Plan allows a select group of management employees in the United States (including our NEOs) to defer up to 75% of base salary and up to 100% of other compensation, including annual cash incentive bonuses, commissions and RSU awards. The plan also allows non-employee directors to defer up to 100% of their annual cash retainer and annual RSU awards. The plan does not provide for any matching or discretionary contributions to participants except for restorative matching payments of foregone matching contributions that a participant would have received under the terms of our 401(k) Plan but for the participant’s deferrals into the plan.

U.S. Executive Severance Benefit Plan

We maintain a U.S. Executive Severance Benefit Plan as part of our efforts to continue to attract and retain top executive talent. This plan, which is governed by the Employee Retirement Income Security Act of 1974, as amended, provides certain U.S.-based employees, including the NEOs and employees of the rank of vice president or above, with certain severance payments and benefits in the event of an involuntary separation of service by Ciena without “cause.” We believe that this plan is necessary to offer competitive executive compensation packages, and that the plan is important for the retention of participants. For additional information about the severance payments and benefits payable under this plan, as well as the estimated value of these payments and benefits, see “Payments Upon Involuntary Separation of Service for Other than Cause” below.

Change in Control Severance Agreements

Each of our executive officers has a change in control severance agreement with Ciena. We have entered into these agreements upon the initial hiring of senior employees, upon promotion of existing employees to senior executive roles, and when the Compensation Committee determines it to be important for the retention of other key employees. The current change in control severance agreements are effective through November 2022, unless earlier terminated. We believe that these severance arrangements are important for retention of key employees and necessary to attract qualified executive officers, who may otherwise be deterred from taking a position with us by the possibility of being dismissed following a change in control of Ciena, particularly given the level of acquisition activity in our industry.

Except for the conversion of certain performance-based equity into time-based awards, (i) our CEO receives no benefits under this agreement unless his employment is terminated without cause, or by him for good reason, within 90 days prior to or 18 months following the effective date of a change in control transaction, and (ii) the other NEOs receive no benefits under these agreements unless their employment is terminated without cause, or by the executive for good reason, within 90 days prior to or 12 months following the effective date of a change in control transaction. We believe this so-called “double trigger” structure strikes an appropriate balance between the potential compensation payable to executive officers and the corporate objectives described above. We also believe that were Ciena to engage in discussions or negotiations relating to a corporate transaction that our Board of Directors deems in the interest of stockholders, these agreements would serve as an important tool in ensuring that our executive team remains focused on the consummation of the transaction, without significant distraction or concern relating to personal circumstances such as continued employment. Should any severance payment or benefit be subject to excise tax imposed under federal law, or any related interest or penalties, such severance payments or benefits shall be either (a) paid in full by us or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt by the executive officer of a greater amount. Under this “best choice” mechanism, Ciena would not pay any excise taxes or make any gross-up or similar reimbursement payments related to excise taxes resulting from any severance payment or benefit.

For additional information about the payments and benefits payable under these agreements, as well as the estimated value of these payments and benefits, see “Potential Payments Upon Termination or Change in Control” below.

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Clawback Policy

We maintain a compensation recoupment or “clawback” policy that applies to equity incentive awards under our 2017 Plan, annual cash incentive plan awards, and sales incentive compensation. This policy, which is broader than currently required by applicable law, provides for recoupment of certain benefits in the event that Ciena is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under applicable securities laws. Specifically, those executive officers subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, and any other recipient of covered incentive compensation who knowingly engaged in such misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, is required to reimburse Ciena the amount of any payment in settlement of such award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that contained such material noncompliance.

Perquisites Policy

Under our perquisites policy, our executive officers are eligible for the same benefits as salaried employees and receive only limited perquisites, generally consisting of annual physical examinations as well as tax preparation and financial planning services, both of which are made available to other senior employees.

Required Reimbursement Policy

We maintain a policy requiring our executive officers to reimburse certain costs associated with any personal use of items such as corporate tickets to sporting or cultural events and personal use of any corporate membership at a golf or similar club. Specifically, any executive officer who makes personal use of such tickets is required to reimburse Ciena for the face value of the tickets used. Any executive officer who makes personal use of a club in which Ciena has a corporate membership must reimburse Ciena for the cost of any meals, merchandise, greens fees, lessons and other charges associated with his or her use and, in addition, reimburse Ciena for a pro-rata share of the annual membership dues for each day on which he or she makes personal use of the facilities. To date, any personal usage has been extremely limited as corporate memberships are maintained predominately in order to use these facilities for business-related functions. The annual dues for each of the three executive officers named individually on club memberships used by Ciena generally range from $8,000 to $19,900.

Anti-Hedging and Pledging Policy

In accordance with our Insider Trading Policy, and as set forth in “Principles of Corporate Governance, Bylaws and Other Governance Documents” above, our employees (including executive officers) and directors are prohibited from pledging Ciena securities and engaging in hedging transactions with respect to Ciena securities.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management, and, based on this review and discussion, has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into Ciena’s Annual Report on Form 10-K for fiscal 2021 by reference from this proxy statement.

Submitted by the members of the Compensation
Committee:

Judith M. O’Brien (Chair)

Hassan M. Ahmed, Ph.D.

Bruce L. Claflin

Patrick T. Gallagher

Joanne B. Olsen

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Executive Compensation Tables

The following tabular information, accompanying narrative disclosure and footnoted detail provide compensation-related information for our NEOs as of the end of fiscal 2021. These executive compensation tables include all compensation awarded to or earned by each NEO for the fiscal years indicated below in which they served as an executive officer.

Summary Compensation Table

The Summary Compensation Table below presents compensation earned by our NEOs for each of the last three fiscal years during which they served as executive officers in accordance with SEC rules.

Fiscal 2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Non- Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Gary B. Smith	2021	$1,000,000	—	$8,589,251	$1,850,000	$11,600	$11,450,851
President and CEO	2020	$988,462	—	$9,077,393	$1,125,000	$11,400	$11,202,255
	2019	$1,010,344	—	$8,030,246	$1,959,375	$16,400	$11,016,365
James E. Moylan, Jr.	2021	$575,000	—	$1,930,103	$765,900	$18,260	$3,289,263
SVP and CFO	2020	$571,888	—	$2,029,894	$465,750	$18,921	$3,086,453
	2019	$597,270	—	$1,917,075	$785,400	$15,907	$3,315,652
Scott A. McFeely	2021	$500,000	—	$1,930,103	$666,000	$11,600	$3,107,703
SVP, Global Products and Services	2020	$486,154	—	$2,029,894	$405,000	$21,400	$2,942,448
	2019	$490,769	—	$1,578,769	$617,100	$49,564	$2,736,202
Jason M. Phipps	2021	$500,000	—	$1,930,103	$740,000	$17,716	$3,187,819
SVP, Global Customer Engagement	2020	$486,154	—	$2,029,894	$450,000	$18,181	$2,984,229
	2019	$473,846	—	$1,578,769	$726,000	$16,369	$2,794,984
David M. Rothenstein	2021	$515,000	—	$1,608,460	$609,760	$13,496	$2,746,716
SVP, General Counsel and Secretary	2020	$508,077	—	$1,691,548	$370,800	$11,303	$2,581,728
	2019	$528,846	—	$1,578,769	$600,188	$8,400	$2,716,203

(1)

Ciena has a 52 or 53-week fiscal year, which ends on the Saturday nearest to the last day of October in each year. Ciena’s fiscal 2021, 2020 and 2019 consisted of a 52-week period. For fiscal 2019, salary for each NEO includes a one-time payout of accumulated vacation time resulting from a change in policy relating to vacation accrual for all employees in the U.S. and Canada.

(2)

The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of RSU, PSU and MSU awards granted during the fiscal years noted above, computed in accordance with FASB ASC Topic 718. Aggregate grant date fair values reported above do not reflect sale or forfeiture of shares to fund tax withholding in accordance with the terms of the award agreement and will likely vary from the actual amount ultimately realized by any NEO based on a number of factors, including the number of shares that are earned and ultimately vest, the timing of vesting, the timing of any sale of shares and the market price of Ciena common stock at that time. For RSUs, we calculate grant date fair value by multiplying the number of shares underlying the award by the closing price per share of Ciena common stock on the grant date. Assumptions used in determining the grant date fair value of PSUs and MSUs are set forth in Note 24 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2021. Assuming the maximum future payout under the PSUs and MSUs, the aggregate grant date fair value in the “Stock Awards” column above for fiscal 2021 would have been as follows: $13,769,488 for Mr. Smith, $2,901,385 for Mr. Moylan, $2,901,385 for Mr. McFeely, $2,901,385 for Mr. Phipps, and $2,417,903 for Mr. Rothenstein. See the “Fiscal 2021 Grants of Plan-Based Awards” table below for information relating to RSU, PSU and MSU awards granted during fiscal 2021 under our 2017 Plan.

(3)

Non-Equity Incentive Plan Compensation reflects amounts earned by each NEO under Ciena’s annual cash incentive bonus plan for fiscal 2021. See the “Fiscal 2021 Grants of Plan-Based Awards” table below for information relating to cash incentive awards granted during fiscal 2021 under our annual cash incentive bonus plan.

(4)	All other compensation includes the following for each NEO (as applicable) during fiscal 2021:

a.

For each NEO, Section 401(k) plan matching contributions paid by us and generally available to all full-time U.S. employees, including $11,600 for each of Messrs. Smith and McFeely, $9,660 for Mr. Moylan, $9,115 for Mr. Phipps, and $11,697 for Mr. Rothenstein.

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b.

For Messrs. Moylan and Phipps, reimbursement of costs associated with financial planning and tax preparation services generally made available to all executive officers, subject to a $10,000 annual limit per tax year on such services.

c.	For Mr. Rothenstein, costs associated with an annual physical examination based on the amount paid for such service.

Grants of Plan-Based Awards

Non-Equity Incentive Plan Awards. Non-equity incentive plan awards for fiscal 2021, which are identified as “Incentive Cash” in the “Fiscal 2021 Grant of Plan-Based Awards” table below, represent the estimated range of potential payouts possible under our annual cash incentive bonus plan at the time of award. The actual cash incentive bonus earned by the NEOs during fiscal 2021 is set forth in the “Non-Equity Incentive Compensation” column of the “Fiscal 2021 Summary Compensation Table” above. The design of the plan for fiscal 2021, including the use of a combination of (i) financial objectives consisting of our fiscal 2021 revenue target and our fiscal 2021 adjusted operating income target and (ii) corporate objectives consisting of eight corporate performance goals, to derive the total bonus payout percentage, is set forth in the table below and more fully described in “Compensation Discussion and Analysis” above.

Fiscal 2021 Revenue		Fiscal 2021 Adjusted Operating Income		Corporate Objectives Multiplier
Performance Against Target (%)	Total Target Bonus Earned (%)	Performance Against Target (%)	Total Target Bonus Earned (%)	Objectives Achieved (#)	Multiplier
< 90%	0%	< 80%	0%	< 4	0.0x
90%	70%	80%	70%	4	0.8x
95%	85%	90%	85%	5	0.9x
100%	100%	100%	100%	6	1.0x
105%	130%	110%	120%	7	1.1x *
≥110%	160%	120%	140%	8	1.2x *
		≥130%	160%	* Only applies if achieve minimum performance threshold of each Financial Objective; otherwise reverts to 1.0x

Based on the level of achievement of the fiscal 2021 financial objectives and corporate objectives, bonuses under the annual cash incentive bonus plan would have been payable at each of the “threshold,” “target” and “maximum” levels as set forth below, with payments interpolated for results falling between the designated levels:

	Fiscal 2021 Cash Incentive Bonus Plan
	Revenue Objective Achieved	Adjusted Operating Income Objective Achieved	Corporate Objectives Achieved	Target Bonus Payable
“Threshold”	90%	< 80%	4	28%
“Target”	100%	100%	6	100%
“Maximum”	≥ 110%	≥ 130%	8	192%

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The “threshold,” “target” and “maximum” values in the table below are calculated by multiplying each NEO’s base salary for fiscal 2021 by his respective target annual cash incentive opportunity (expressed as a percentage of annual base salary) by the applicable target bonus payable factor above. See “Compensation Discussion and Analysis — Annual Cash Incentive Bonus Plan.”

Equity Awards. Equity awards during fiscal 2021 consisted of RSU, PSU and MSU awards. Each such stock award represents a contractual right to receive one share of our common stock. RSU awards granted to the NEOs in fiscal 2021 vest over a four-year term, with one-sixteenth of the grant amount vesting quarterly.

PSU awards granted to the NEOs in fiscal 2021 were structured such that 100% of the shares underlying the award would be earned upon the achievement of 100% of both the sales orders target and the adjusted earnings per share target, as more fully described in “Compensation Discussion and Analysis — Equity Awards — PSUs” above. The PSU awards incorporate upside earning potential to the PSUs for extraordinary performance and downside risk for under-performance against each of the two goals. Specifically, the PSU awards are subject to the following minimum performance thresholds and maximum number of additional PSUs that could be earned for achievement against the sales orders and adjusted earnings per share targets, as set forth below:

Fiscal 2021 PSU Performance Goals

Aggregate Sales Orders (50%)		Adjusted Earnings Per Share (50%)
Aggregate Sales Orders ($MM)	Total Target PSUs Earned (%)	Adjusted EPS ($)	Total Target PSUs Earned (%)

< $ 3,380	0%	< $ 2.09	0%

$ 3,380	50%	$ 2.09	80%

$ 3,755	100%	$ 2.61	100%

≥ $ 4,131	200%	≥ $ 3.65	200%

MSU awards granted to the NEOs in fiscal 2021 were based on Ciena’s TSR – i.e., its stock price appreciation – as compared to the total reported return (the “Return”) of the S&P Networking Index over a three-year measurement period covering Ciena’s fiscal 2021 through fiscal 2023 (the “Measurement Period”). For purposes of determining the TSR for Ciena and the Return for the S&P Networking Index, the beginning and ending values for each measure will be determined on an average basis over a period of 90 calendar days prior to both the beginning and the end of the Measurement Period. The MSU awards incorporate upside earning potential to the MSUs for outperformance against the S&P Networking Index and downside risk for underperformance against the S&P Networking Index. Specifically, the applicable percentage of the target number of MSUs earned will be determined based on the absolute percentage point difference between Ciena’s TSR as compared to the Return for the S&P Networking Index during the Measurement Period, as set forth below:

Fiscal 2021 MSU Performance Goal

Fiscal 2021-2023 Relative TSR (absolute percentage point difference)	Target MSUs Earned (%)
(50)%	0%
(40)%	20%
(30)%	40%
(20)%	60%
(10)%	80%
Equal	100%
10%	120%
20%	140%
30%	160%
40%	180%
≥ 50%	200%

The percentage of target MSUs earned is interpolated on a straight-line basis for results falling between the designated levels set forth above. Based on the above table, the maximum amount of MSUs that can be earned is 200% of the target number of shares underlying the MSU award. However, if Ciena’s TSR during the Measurement Period is negative (as a result of a decline in our stock price during such period), then the maximum number of shares than can be earned is 100% of the target number of shares

56	2022 Proxy Statement

underlying the MSU award. To the extent earned, the MSUs will vest in full in December 2023 following the end of the Measurement Period, subject to the individual executive officer’s continued service with Ciena through the vesting date. Any portion of the MSUs not earned at the end of the Measurement Period will be forfeited.

The following table sets forth information regarding non-equity incentive awards and equity awards granted to each of the NEOs during fiscal 2021. For information regarding the performance criteria applicable to PSUs and MSUs granted in fiscal 2021, see “Compensation Discussion and Analysis” above. For each equity award made to our NEOs during fiscal 2021, the date that the award was approved by the Compensation Committee was the same as the grant date.

Fiscal 2021 Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Stock Units (#)	Full Grant Date Fair Value (3) ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#) (2)	Target (#)	Maximum (#)
Gary B. Smith	PSU	12/16/2020				15,835	63,338	126,676		$3,068,093
	RSU	12/16/2020							70,376	$3,409,013
	MSU	12/16/2020					42,226	84,452		$2,112,145
	Incentive Cash	12/16/2020	$350,000	$1,250,000	$2,400,000
James E. Moylan, Jr.	PSU	12/16/2020				2,969	11,876	23,752		$575,273
	RSU	12/16/2020							19,794	$958,821
	MSU	12/16/2020					7,917	15,834		$396,008
	Incentive Cash	12/16/2020	$144,900	$517,500	$993,600
Scott A. McFeely	PSU	12/16/2020				2,969	11,876	23,752		$575,273
	RSU	12/16/2020							19,794	$958,821
	MSU	12/16/2020					7,917	15,834		$396,008
	Incentive Cash	12/16/2020	$126,000	$450,000	$864,000
Jason M. Phipps	PSU	12/16/2020				2,969	11,876	23,752		$575,273
	RSU	12/16/2020							19,794	$958,821
	MSU	12/16/2020					7,917	15,834		$396,008
	Incentive Cash	12/16/2020	$140,000	$500,000	$960,000
David M. Rothenstein	PSU	12/16/2020				2,474	9,897	19,794		$479,411
	RSU	12/16/2020							16,495	$799,018
	MSU	12/16/2020					6,598	13,196		$330,032
	Incentive Cash	12/16/2020	$115,360	$412,000	$791,040

(1)

Estimated possible payouts under non-equity incentive plan awards reflect the cash incentive opportunity reported at the “threshold,” “target” and “maximum” levels has been calculated in accordance with the plan design described in “Non-Equity Incentive Plan Awards” above and more fully described in “Compensation Discussion and Analysis — Annual Cash Incentive Bonus Plan.”

(2)	There is no threshold amount for MSUs granted in fiscal 2021.

(3)

Grant Date Fair Value reported in the table above, computed in accordance with FASB ASC Topic 718, will likely vary from the amount actually realized by any NEO based on a number of factors, including the number of shares that are earned and ultimately vest, the timing of vesting, the timing of any sale of shares, and the market price of Ciena common stock at that time. For RSUs, we calculate grant date fair value by multiplying the number of shares granted by the closing market price per share of Ciena common stock on the grant date. Assumptions used in determining the grant date fair value of PSUs and MSUs are set forth in Note 24 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2021.

2022 Proxy Statement	57

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, on an award-by-award basis, information related to unvested stock awards held by each NEO as of the end of fiscal 2021. The vesting conditions for each award, including the identification of those awards that are subject to performance-based vesting conditions, are set forth in the footnotes below the table. The market value of equity awards that have not vested is calculated by multiplying the number of shares by $54.29, the closing market price per share of our common stock on the NYSE on the last trading day of fiscal 2021.

Outstanding Equity Awards at Fiscal 2021 Year-End

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Gary B. Smith	12/16/2020	104,191	(1)	$5,656,529
	12/16/2020	57,181	(2)	$3,104,356
	12/16/2020	42,226	(3)	$2,292,450
	12/17/2019	35,211	(4)	$1,911,605
	12/17/2019	48,103	(5)	$2,611,512
	12/17/2019	51,309	(6)	$2,785,566
	12/18/2018	27,167	(7)	$1,474,896
	12/18/2018	104,316	(8)	$5,663,316
	12/12/2017	7,772	(9)	$421,942
James E. Moylan, Jr.	12/16/2020	19,536	(1)	$1,060,609
	12/16/2020	16,083	(2)	$873,146
	12/16/2020	7,917	(3)	$429,814
	12/17/2019	6,601	(4)	$358,368
	12/17/2019	13,530	(5)	$734,544
	12/17/2019	9,621	(6)	$522,324
	12/18/2018	8,248	(7)	$447,784
	12/18/2018	21,112	(8)	$1,146,170
	12/12/2017	2,242	(9)	$121,718
Scott A. McFeely	12/16/2020	19,536	(1)	$1,060,609
	12/16/2020	16,083	(2)	$873,146
	12/16/2020	7,917	(3)	$429,814
	12/17/2019	6,601	(4)	$358,368
	12/17/2019	13,530	(5)	$734,544
	12/17/2019	9,621	(6)	$522,324
	12/18/2018	6,793	(7)	$368,792
	12/18/2018	17,386	(8)	$943,886
	12/12/2017	1,794	(9)	$97,396
Jason M. Phipps	12/16/2020	19,536	(1)	$1,060,609
	12/16/2020	16,083	(2)	$873,146
	12/16/2020	7,917	(3)	$429,814
	12/17/2019	6,601	(4)	$358,368
	12/17/2019	13,530	(5)	$734,544
	12/17/2019	9,621	(6)	$522,324
	12/18/2018	6,793	(7)	$368,792
	12/18/2018	17,386	(8)	$943,886
	12/12/2017	1,495	(9)	$81,164
David M. Rothenstein	12/16/2020	16,279	(1)	$883,787
	12/16/2020	13,403	(2)	$727,649
	12/16/2020	6,598	(3)	$358,205
	12/17/2019	5,502	(4)	$298,704
	12/17/2019	11,275	(5)	$612,120
	12/17/2019	8,017	(6)	$435,243
	12/18/2018	6,793	(7)	$368,792
	12/18/2018	17,386	(8)	$943,886
	12/12/2017	1,794	(9)	$97,396

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(1)

PSU awards granted on December 16, 2020 were subject to achievement of the goals described above in “Grants of Plan-Based Awards” and “Compensation Discussion and Analysis” for the fiscal 2021 performance period. In December 2021, such goals were determined by the Compensation Committee to have been satisfied in part, and approximately 164.5% of the total PSUs were earned. See “Compensation Discussion and Analysis” above. Amounts reported above reflect the actual amount earned with respect to such PSU awards in December 2021. The amounts earned thereunder vest in equal installments on December 20, 2021 and 2022.

(2)	Remaining unvested RSUs granted on December 16, 2020 shall vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of each year through December 20, 2024.

(3)	MSU awards granted on December 16, 2020 are subject to achievement of the goals described above in “Grants of Plan-Based Awards” and “Compensation Discussion and Analysis” above.

(4)	Remaining amounts earned with respect to PSUs granted on December 17, 2019 vested on December 20, 2021.

(5)	Remaining unvested RSUs granted on December 17, 2019 shall vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of each year through December 20, 2023.

(6)	MSU awards granted on December 17, 2019 are subject to achievement of the goals described above in “Grants of Plan-Based Awards” and “Compensation Discussion and Analysis” above.

(7)	Remaining unvested RSUs granted on December 18, 2018 shall vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of each year through December 20, 2022.

(8)

MSU awards granted on December 18, 2018 were subject to achievement of the goals described above in “Grants of Plan-Based Awards” and “Compensation Discussion and Analysis” for the fiscal 2019-2021 performance period. In December 2021, such goals were determined by the Compensation Committee to have been satisfied, and 200% of the total MSUs were earned. See “Compensation Discussion and Analysis” above. Amounts reported above reflect the actual amount earned with respect to such MSU awards in December 2021. The amounts earned thereunder vested in their entirety on December 20, 2021.

(9)	Remaining unvested RSUs granted on December 12, 2017 vested on December 20, 2021.

Option Exercises and Stock Vested

The following table sets forth on an aggregated basis, as to each NEO, information related to stock awards that vested during fiscal 2021. The value realized upon vesting of stock awards is a pre-tax amount determined by multiplying the aggregate number of shares of stock vested for each NEO during fiscal 2021 by the closing market price per share on the corresponding vesting date for that award. Information as to value realized does not take into account reductions related to withholding and other tax-related items, brokerage commissions or fees, or forfeiture or other disposition of shares to cover these amounts. The NEOs do not hold any outstanding stock options and there were no options exercised by NEOs during fiscal 2021.

Fiscal 2021 Option Exercises and Stock Vested Table

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary B. Smith	327,004	$17,005,355
James E. Moylan, Jr.	50,950	$2,628,135
Scott A. McFeely	60,779	$3,175,635
Jason M. Phipps	57,139	$2,988,979
David M. Rothenstein	58,788	$3,069,187

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Nonqualified Deferred Compensation

The following table shows the executive contributions, earnings and account balances for fiscal 2021 for each NEO participating in the Deferred Compensation Plan. This plan allows a select group of senior management employees in the United States (including our NEOs) to defer up to 75% of annual base salary and up to 100% of other compensation, including cash incentive bonuses, commissions and RSU awards. The plan does not provide for any matching or discretionary contributions to participants except for restorative matching payments of foregone matching contributions that a participant would have received under the terms of our 401(k) Plan but for the participant’s deferrals into the plan.

Fiscal 2021 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Fiscal 2021 ($)	Registrant Contributions in Fiscal 2021 ($)	Aggregate Earnings in Fiscal 2021 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at October 30, 2021 ($)
Gary B. Smith	—	—	—	—	—
James E. Moylan, Jr.	1,212,998	—	1,806,862	—	6,999,947
Scott A. McFeely	—	—	—	—	—
Jason M. Phipps	—	—	—	—	—
David M. Rothenstein	185,400	—	338,620	—	1,303,327

Potential Payments Upon Termination or Change in Control

Overview

This section describes and quantifies the estimated compensation payments and benefits that would be paid to our NEOs in each of the following situations:

•	upon death or disability;
•	upon an involuntary separation of service for other than cause;
•	upon a change in control of Ciena; and
•	upon a termination of employment following a change in control of Ciena.

We do not maintain employment agreements with our executive officers, including the NEOs. The information below describes those instances in which our NEOs would be entitled to payments following a termination of employment and/or upon a change in control of Ciena. Our NEOs are “at will” employees and, except as otherwise described below, they are only entitled to payment of accrued salary and vacation time, on the same terms as provided to our other employees, upon any resignation, retirement or termination of employment, with or without cause. Except as otherwise noted below, the calculations below do not include any estimated payments for those benefits that we generally make available on the same terms to our full-time, non-executive employees.

The estimated payments below are calculated based on compensation arrangements in effect as of the last day of fiscal 2021 and assume that the triggering event occurred on such date. The estimated payment amounts are based on a Ciena common stock price of $54.29, which was the closing market price per share of our common stock on the NYSE on the last trading day of fiscal 2021. Our estimates of potential payments are further based on the additional assumptions specifically set forth in the tables below. Although these calculations are intended to provide reasonable estimates of potential compensation benefits payable, the estimated payment amounts may differ from the actual amount that any individual would receive upon termination or the costs to Ciena associated with continuing certain benefits following termination of employment.

Payments Upon Death or Disability

Stock awards granted under our 2017 Plan and the Ciena Corporation 2008 Omnibus Incentive Plan (the “2008 Plan”) provide for the acceleration of vesting of awards following a termination of service resulting from the holder’s death or disability. Acceleration of vesting upon death or disability applies to all awards granted under these plans, including awards to both executive and non-executive employees, as well as awards to our NEOs. In the case of RSUs, acceleration of vesting applies to such number of

60	2022 Proxy Statement

shares that would otherwise vest in the 12 months following a termination of service resulting from the holder’s death or disability. In the case of PSUs and MSUs, acceleration of vesting applies to such number of shares that have been earned, but not yet vested, under the award. In the case of PSUs or MSUs not yet earned or unearned, such awards are considered to have been forfeited and are not subject to any acceleration of vesting upon death or disability under the award agreement.

For purposes of the foregoing, a disability is defined as inability to perform each of the essential duties of the applicable person’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months. For each NEO, the amount in the table below reflects the value of the NEO’s stock awards that are subject to acceleration of vesting upon death or disability multiplied by $54.29 per share, the closing market price per share of Ciena common stock on the NYSE on the last trading day of fiscal 2021.

Acceleration of Vesting of Stock Awards Upon Termination Due to Death or Disability

Name	Value Realized Upon Acceleration ($)
Gary B. Smith	$5,629,249
James E. Moylan, Jr.	$1,798,465
Scott A. McFeely	$1,345,836
Jason M. Phipps	$1,329,603
David M. Rothenstein	$1,186,983

Payments Upon Involuntary Separation of Service for Other than Cause

Ciena’s U.S. Executive Severance Benefit Plan (“Severance Plan”) provides certain U.S.-based employees of Ciena Corporation and its affiliates, including our executive officers and non-executive employees of the rank of vice president or above, with certain severance payments and benefits in the event of an involuntary separation of service by Ciena without “cause” (as such term is defined in the plan and described below). Under the Severance Plan, benefits payable to participants upon an involuntary separation of service without cause consist of the following:

•

Cash Severance Payment. Our CEO will be entitled to severance equal to two times his annual base salary and annual target incentive bonus, while our other executive officers will be entitled to severance equal to their annual base salary and annual target incentive bonus or commission. Non-executives entitled to severance may receive four weeks of base salary for each year of service, with a minimum of 26 weeks and a maximum of 52 weeks. The base salary and, where applicable, bonus payments would be determined based on the salary rate and incentive compensation program in effect immediately prior to the date of termination. Bonus amounts are to be paid at the “target” level.

•

Benefits Continuation. For a period of 18 months in the case of our CEO, 12 months for our Senior Vice Presidents, and the severance period calculated above for non-executive participants, the participant and the participant’s family will be eligible to continue to participate in our group medical, dental and vision plans. If we cannot continue benefits coverage, we will provide equivalent coverage for the applicable coverage period at our expense.

•

Outplacement Assistance. For a period of 12 months in the case of our CEO and other executive officers, and six months for all other participants, Ciena will provide executive outplacement assistance, at its expense, through its then-current agency.

As a condition of receiving payments and benefits under the Severance Plan, each participant agrees to deliver a release of claims, comply with certain non-competition and non-solicitation obligations for a 12 month period, and comply with certain continuing obligations with respect to Ciena’s confidential and proprietary information and inventions. Failure to comply with these and other conditions set forth in the Severance Plan requires the repayment of severance benefits in full. In addition, severance payments are subject to recoupment in accordance with applicable law and any future “clawback” policy adopted by Ciena. Should any payment of severance payments and benefits be subject to excise tax imposed under federal law, or any related interest or penalties, severance payments and benefits shall be either (a) paid in full by us, or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt by the executive of a greater amount. This “best choice” mechanism above does not require Ciena to pay any excise taxes or to make any gross-up payments related to excise taxes resulting from any payment of severance benefits.

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Under the Severance Plan, a “separation of service” includes a termination of employment by the participant where Ciena and the participant anticipate that the participant will perform no further services for Ciena, or where the level of services to be performed will permanently decrease to no more than 20% of the average level of services performed over the immediately preceding 36-month period. In addition, under the Severance Plan, “cause” means the occurrence of any one or more of the following:

•

the participant’s willful and continued failure substantially to perform the participant’s duties (other than as a result of disability), provided that in the case of our CEO or a senior vice president of Ciena, such failure shall be determined by the Governance and Nominations Committee following written notice to the participant and an opportunity to be heard;

•

any willful act or omission by the participant in connection with the participant’s responsibilities as an employee constituting dishonesty, fraud or other malfeasance, immoral conduct or gross misconduct;

•

any willful material violation by the participant of Ciena’s Code of Business Conduct and Ethics or a Proprietary Information, Inventions and Non-Solicitation Agreement entered into by Ciena and the participant; or

•

the participant’s conviction of, or plea of nolo contendere to, a felony or a crime of moral turpitude under the laws of the United States or any state thereof or any other jurisdiction in which Ciena conducts business.

For purposes of the definition of “cause,” no act or failure to act by the participant shall be deemed “willful” unless effected by the participant not in good faith and without a reasonable belief that such act or failure to act was in, or not opposed to, Ciena’s best interests. The Severance Plan provides that the applicable payments and benefits to which a participant is entitled under the Severance Plan will be reduced by amounts paid under other Ciena severance plans, policies, programs or practice.

For each NEO, the amount in the table below reflects the value of the payments and benefits assuming an involuntary separation of service for other than cause effective as of the last day of fiscal 2021.

Payments Upon Involuntary Separation of Service for Other than Cause

Name	Salary and Bonus Payment ($)	Continuation of Benefits Coverage and Outplacement ($)	Total ($)
Gary B. Smith	$4,500,000	$40,189	$4,540,189
James E. Moylan, Jr.	$1,092,500	$20,814	$1,113,314
Scott A. McFeely	$950,000	$20,814	$970,814
Jason M. Phipps	$1,000,000	$27,808	$1,027,808
David M. Rothenstein	$927,000	$27,808	$954,808

Payments Upon Change in Control

Each of our executive officers, including the NEOs, is party to a change in control severance agreement that is effective through November 30, 2022, unless earlier terminated (provided that in the event that Ciena is in active negotiations regarding or has entered into a definitive agreement with respect to a change in control transaction, or has effected such a transaction, the term is subject to an automatic extension until the earlier of negotiations or the agreement being terminated or 12 months following the effective date of the transaction). As described in “Payments Upon Termination of Employment Following Change in Control” below, the change in control severance agreements provide our executive officers with certain severance payments and benefits in the event that such officer’s employment is terminated by us or any successor entity without “cause,” or by the officer for “good reason,” within 90 days prior to or 12 months (or in the case of our CEO, 18 months) following a “change in control,” as such terms are defined in the agreements. In addition, the agreements provide that upon a “change in control,” any performance-based equity awards for which the applicable performance period has not yet expired will be converted into awards with time-based vesting conditions. Conversion of performance-based stock awards upon a change in control does not require termination of employment. For these converted awards, the unvested portion will be deemed to have commenced time-based vesting on the grant date, and will vest over the shorter of (i) four years, with one-sixteenth of the grant amount vesting each March 20, June 20, September 20, and December 20 following the grant date and (ii) the period between the date of grant and the original final vesting date of the award, with the award vesting proportionately over the period on each March 20, June 20, September 20 and December 20 following the grant date. Because conversion of the awards will cause certain unvested stock awards to vest upon a change in control, we have included in the table below calculations with respect to the corresponding value of the vesting of such affected performance-based awards. For purposes of these calculations, we have used the actual share amount earned, in the case of PSU or MSU awards that have been earned, or, alternatively, the “target” number of shares for such PSU or MSU, in the case of awards that have a current performance period or otherwise remain to be earned, as applicable.

62	2022 Proxy Statement

The following table shows the estimated earned value of the conversion of performance-based equity awards, and the resulting acceleration of vesting of these awards, for each NEO assuming that there was a change in control of Ciena on the last day of fiscal 2021 and that the acquiror assumed or provided substitute awards for our outstanding equity awards (see also the “Acceleration of Vesting of Equity Awards Resulting from Change in Control Where Equity Awards are not Assumed or Replaced by Acquiror” table below). The value of stock awards is determined based on the number of shares subject to acceleration of vesting, multiplied by $54.29 per share, the closing market price per share of Ciena common stock on the NYSE on the last trading day of fiscal 2021.

Acceleration of Vesting of Equity Awards Upon Change in Control

	Conversion of Performance-Based Stock Awards Upon Change in Control
Name	Shares Subject to Conversion (#)	Shares Subject to Accelerated Vesting Upon Conversion (#)	Value Realized Upon Acceleration ($)
Gary B. Smith	209,031	112,051	$6,083,249
James E. Moylan, Jr.	39,970	21,721	$1,179,233
Scott A. McFeely	38,107	20,014	$1,086,560
Jason M. Phipps	38,107	20,014	$1,086,560
David M. Rothenstein	33,205	18,007	$977,600

Payments Upon Change in Control Where Equity Awards Are Not Assumed or Substituted

Upon a change in control where the acquiror does not assume Ciena’s outstanding unvested awards or replace such awards with substitute awards, our current and legacy equity compensation plans provide for acceleration of vesting or defer the determination regarding acceleration of vesting to the discretion of our Compensation Committee. This mechanism, which is typical in equity plans, is intended to protect the interests of both executive and non-executive employees. Moreover, we consider the likelihood of such treatment of equity awards by an acquiror in a change in control transaction to be remote. In the table below, however, for illustrative purposes, we have calculated the estimated payments assuming the full acceleration of outstanding awards upon a change in control where the acquiror neither assumes outstanding awards nor provides substitute awards.

For purposes of the calculations in the table below, stock awards subject to accelerated vesting have been valued at $54.29 per share, the closing market price per share of our common stock on the NYSE on the last trading day of fiscal 2021. Calculations in the table below with respect to PSUs and MSUs that have not yet been earned reflect estimated values based upon the “target” level of achievement during the relevant performance period.

Acceleration of Vesting of Equity Awards Upon Change in Control

Where Equity Awards are not Assumed or Replaced by Acquiror

Name	Value Realized Upon Stock Award Acceleration ($)
Gary B. Smith	$20,872,605
James E. Moylan, Jr.	$4,705,531
Scott A. McFeely	$4,501,075
Jason M. Phipps	$4,484,843
David M. Rothenstein	$3,907,360

Payments Upon Termination of Employment Following Change in Control

Under the change in control severance agreements, our executive officers, including the NEOs, are entitled to certain severance payments and benefits in the event that the executive officer’s employment is terminated by us or any successor entity without “cause,” or, by the executive officer for “good reason,” within a 90-day period prior to, or a 12-month period (or in the case of our CEO, 18 months) following, the effective date of a “change in control” of Ciena. We refer to this double trigger event, which requires both a change in control of Ciena and a subsequent termination of the executive officer’s employment, as a “covered termination.”

2022 Proxy Statement	63

Payment of any severance payments and benefits pursuant to the change in control severance agreements (to the extent permissible under applicable law) is conditioned upon the executive officer agreeing to be bound by provisions restricting the officer’s ability to compete with us, and to solicit our employees or business, for 12 months after termination (or 18 months for our CEO), as well as the officer’s delivery to us of a general release and waiver of claims. In the event of a breach of these provisions, the executive officer must reimburse all severance payments and benefits paid. The severance payments and benefits described below are to be paid by us or our successor upon a covered termination.

•

Salary and Bonus Payment. Upon a covered termination, our CEO would be entitled to receive a lump sum payment equal to 2.5 times his annual base salary and annual target incentive bonus. Each other NEO would be entitled to receive a lump sum payment equal to 1.5 times the NEO’s annual base salary and annual target incentive bonus, respectively. The base salary and bonus payments in both instances above would be determined based on the salary rate and incentive compensation program in effect immediately prior to either the date of termination or the effective date of the change in control, whichever is higher. Bonus amounts are to be paid at the “target” level.

•

Continuation of Benefits. Upon a covered termination, each NEO and their family would be eligible to continue to participate in our group medical, dental and vision plans until the earlier of the 18 months from the covered termination or the date of such executive officer’s commencement of alternate employment. If we cannot continue benefits coverage, we are obligated to pay for or provide equivalent coverage at our expense. The agreements continue to require Ciena to maintain director and officer insurance coverage for the NEOs as well as any indemnification agreement we have entered into with them.

•

Acceleration of Vesting and Conversion of Equity Awards. Upon a change in control, all performance-based awards for which the applicable performance period has not yet expired shall be automatically converted into time-based restricted stock awards, and upon a subsequent covered termination, all unvested options and stock awards (including any converted RSUs, MSUs and PSUs) held by each NEO would immediately vest and become exercisable.

•

Reduction of Benefits if Risk of Excise Tax Applicability. Should any payment of severance payments or benefits to our NEOs pursuant to the change in control severance agreements be subject to excise tax imposed under federal law, or any related interest or penalties, the change in control severance agreements provide that the payments would be either (a) paid in full by us, or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt of a greater amount by the NEO. This “best choice” mechanism above does not require Ciena to pay any excise taxes, or to make any gross-up payments related to excise taxes, resulting from any payment of severance payments and benefits. Under the change in control severance agreements, responsibility for any excise taxes remains with the employee.

See “Applicable Definitions” below to better understand the meaning of the terms “change in control,” “cause” and “good reason” under our change in control severance agreements.

The following table shows the estimated value of the aggregate payments and benefits that would be paid to each NEO pursuant to the change in control severance agreements upon a covered termination. Accordingly, the total amount below also includes the value realized upon a change in control and reported in the table above in “Payments Upon Change in Control.”

Potential Payments Upon “Covered Termination”

Name	Salary and Bonus Payment ($) (1)	Continuation of Benefits Coverage ($) (2)	Value Realized Upon Equity Acceleration ($) (3)	Total ($)
Gary B. Smith	$5,625,000	$40,189	$20,872,605	$26,537,794
James E. Moylan, Jr.	$1,638,750	$28,496	$4,705,531	$6,372,777
Scott A. McFeely	$1,425,000	$28,496	$4,501,075	$5,954,571
Jason M. Phipps	$1,500,000	$38,986	$4,484,843	$6,023,829
David M. Rothenstein	$1,390,500	$38,986	$3,907,360	$5,336,846

(1)

Reflects pre-tax severance payments to each NEO based upon: (a) annual salary in effect as of the end of fiscal 2021, and (b) annual cash incentive compensation payable during fiscal 2021 at the target level.

(2)

Includes aggregate incremental costs for continuation of medical and dental benefits as used for financial statement reporting purposes, assuming we are able to continue such existing coverage and continuation costs are commensurate with costs incurred for such coverage during fiscal 2021 despite the NEO’s non-employee status.

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(3)

Reflects the conversion of PSU and MSU awards upon change in control and value associated with the resulting acceleration of vesting as described in “Payments Upon Change in Control” above, together with the acceleration of stock awards upon a covered termination. Amounts reported reflect estimates with respect to acceleration of stock awards only. Calculations in the table below with respect to PSUs and MSUs that have not yet been earned reflect estimated values based upon the “target” level of achievement.

Applicable Definitions. For purposes of determining whether a change in control or covered termination has occurred under the change in control severance agreements, the following terms generally have the following meanings:

“Cause” means:

•	the officer’s willful and continued failure substantially to perform the duties of his position, as determined by the Board of Directors following written notice to the officer;
•	any willful act or omission constituting dishonesty, fraud or other malfeasance;
•	any willful act or omission constituting immoral conduct or gross misconduct;
•	any willful material violation of our Code of Business Conduct and Ethics or Proprietary Information, Inventions and Non-Solicitation Agreement; or
•	the officer’s conviction of, or plea of nolo contendere to, a felony or crime of moral turpitude under federal or state law or the laws of any other jurisdiction in which Ciena conducts business.

“Good reason” means:

•	removal from, or failure to be reappointed or reelected to, the officer’s principal position held immediately prior to the change in control;
•

material diminution in the officer’s position, duties or responsibilities, or the assignment of duties that are inconsistent, in any material respect, with those held immediately prior to the change in control;

•	material reduction in base salary, incentive compensation opportunity or participation in other long-term incentive or benefit plans as in effect immediately before the change in control;
•	relocation of principal workplace, without the officer’s consent, by more than 50 miles; or
•	the failure to obtain the assumption of the change in control severance agreement by any successor company;

provided, in each case, that (a) the officer notifies Ciena of the foregoing conditions within 90 days of the initial existence of the condition, (b) Ciena has been given at least 30 days following notice to cure such condition, and (c) the officer actually terminates employment within one year following the initial existence of the condition.

“Change in control” means:

•

the direct or indirect sale or exchange by our stockholders of all or substantially all of our outstanding stock, or a merger or consolidation, transaction, in each case, where the stockholders before such transaction do not retain at least a majority voting interest in the acquiring corporation after such transaction;

•	the sale, exchange or transfer of all or substantially all of our assets;
•	a change in the composition of the Board within a two-year period, as a result of which less than a majority of the directors are incumbent directors (as defined in the agreement);
•	our liquidation or dissolution; or
•	any other event determined to be a change in control by our Board of Directors.

In each case, the determination of whether a “change in control” has occurred shall be made without regard to whether such events were hostile or against the position of the Board of Directors or were approved or concurred with by the Board of Directors.

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CEO Pay Ratio Disclosure

Overview

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our CEO.

CEO Pay Ratio
CEO Annual Total Compensation *	$11,450,851
Median Employee Annual Total Compensation	$104,586
CEO to Median Employee Pay Ratio	109:1
*	Represents amount of total compensation from Fiscal 2021 Summary Compensation Table

Methodology

Our CEO pay ratio is an estimate calculated in a manner consistent with SEC rules and based upon our reasonable judgment and assumptions. Our methodology and process is explained below:

❖

Determination of Employee Population. We began with the total population of all global employees of Ciena as of September 1, 2021, including full-time and part-time employees, interns and temporary workers on our payroll, and our Executive Chair, but excluding our CEO.

❖

Identification of Median Employee. We selected the aggregate of (a) annualized base salary as of September 1, 2021, (b) the target cash incentive compensation for employees eligible under our Cash Incentive Bonus Plan or Sales Incentive Compensation Plan, as applicable, and (c) the target delivered value for equity awards granted to employees as part of our annual equity awards in December 2020, as the consistently applied compensation measure to identify our median employee. We estimated total compensation using a method similar to the Summary Compensation Table rules, applying an exchange rate as of September 1, 2021 to convert amounts denominated in international currencies into U.S. dollars, and then identified the median employee. We did not make any cost of living adjustments or full time equivalent adjustments. Using this methodology, we determined that the median employee was a full-time employee located in Canada.

❖

Calculation of CEO Pay Ratio. We calculated our median employee’s annual total compensation for fiscal 2021 according to the SEC’s instructions for preparing the Summary Compensation Table. We applied an exchange rate of 1 CAD to 0.808636 USD as of October 29, 2021, in order to convert the median employee’s earnings that were denominated in Canadian dollars into U.S. dollars. We then calculated our CEO’s annual total compensation according to the SEC’s instructions for preparing the Summary Compensation Table and calculated the ratio between the two numbers.

The disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, this disclosure may not be comparable to the pay ratio reported by other companies.

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Proposal No. 3

Annual Advisory “Say-on-Pay” Vote to Approve Our Named Executive Officer Compensation

We are required by Section 14A of the Exchange Act to conduct a non-binding advisory vote of our stockholders to approve the compensation paid to our NEOs as disclosed in this proxy statement. We encourage stockholders to read the “Compensation Discussion and Analysis” and “Executive Compensation Tables” in this proxy statement for a more detailed discussion of our executive compensation program and policies, the compensation governance measures undertaken and implemented by our Board of Directors, and the compensation awarded to our NEOs during fiscal 2021.

We actively review and assess our executive compensation program in light of the dynamic industry in which we operate, the evolving marketplace in which we compete for executive talent, and changes in compensation governance best practices. We are focused on compensating our executive officers fairly and in a manner that promotes our compensation philosophy.

Compensation Objectives

❖  Attract and retain talented executives by offering competitive compensation packages

❖  Motivate executives to achieve strategic and tactical corporate objectives, including the profitable growth of Ciena’s business

❖ Align executive compensation with stockholder interests ❖ Reward executives for individual, functional and corporate performance ❖ Promote a pay-for-performance culture

Our Board of Directors believes that our executive compensation program has been designed and executed to satisfy these objectives, and that our compensation program is worthy of stockholder support. In considering our executive compensation program for fiscal 2021, we believe it is important to view the Compensation Committee’s decision-making against the backdrop of both our overall corporate governance and our fiscal 2021 business and financial performance.

We have deliberately structured our core compensation principles and practices to align executive compensation with the interests of our stockholders and to avoid certain compensation practices that do not serve our stockholders’ interests. We continue to evaluate and modify these principles and practices as necessary in order to achieve these objectives. In this regard, we believe that stockholders should consider the “Compensation Discussion and Analysis” above, and in particular the “Decision-Making Framework – Executive Compensation Best Practices” therein.

The compensation-related decisions for fiscal 2021 were made in December 2020, in the midst of the COVID-19 pandemic. Due to existing alignment with market positioning, and in light of ongoing macro and industry conditions and uncertainties relating to the COVID-19 pandemic, the Compensation Committee determined not to increase base salaries, target cash incentives, or target delivered values of annual equity awards for our CEO or other NEOs. We believe our overall fiscal 2021 executive compensation was reasonable and appropriate in light of Ciena’s business and financial performance, which is described more fully in the “Proxy Statement Summary” above.

The Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Ciena’s named executive officers, as disclosed in Ciena’s proxy statement for its 2022 Annual Meeting of Stockholders pursuant to the rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the compensation tables and related footnotes and narrative disclosures under the heading “Executive Compensation Tables”).”

Although this vote is advisory and is not binding on the Compensation Committee or the Board, the Compensation Committee and the Board value the input and views of our stockholders. The Board and the Compensation Committee will review the results of the vote and take them into consideration when considering future executive compensation policies and decisions. Following this vote, the next say-on-pay vote will occur at our 2023 Annual Meeting.

Proposal No. 3 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the advisory approval of our named executive officer compensation

2022 Proxy Statement	67

Policy for Related Person Transactions

Ciena did not engage in any related person transactions during fiscal 2021 within the meaning of applicable SEC rules. The Board of Directors has adopted a written Policy for Related Person Transactions. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any related person transaction or series of transactions in which: (i) Ciena was, is or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) a related person had, has or will have a direct or indirect material interest.

For purposes of the policy, a related person is one of the following:

•	any Ciena director, nominee for director or executive officer (as such terms are used in Section 16 of the Exchange Act and the regulations promulgated thereunder);

•	any immediate family member of a Ciena director, nominee for director or executive officer;

•

any person (including any “group” as such term is used in Section 13(d) of the Exchange Act) who is known to Ciena as a beneficial owner of more than 5% of its voting common stock (a “significant stockholder”); or

•	any immediate family member of a significant stockholder.

Under the policy, all related person transactions above a de minimis threshold are required to be approved or ratified by the Audit Committee, or another committee consisting solely of independent directors. As a general rule, any director who has a direct or indirect material interest in the related person transaction should not participate in the consideration of whether to approve or ratify the transaction. Prior to entering into a related person transaction, the material facts regarding the transaction, including the interest of the related person, must be presented to the Audit Committee for review. The Committee will consider whether the related person transaction is advisable and whether to approve, ratify or reject the transaction or refer it to the full Board of Directors, in its discretion. If the Committee approves a related person transaction, it will report the action to the full Board of Directors, and Ciena will disclose the terms of related person transactions in its filings with the SEC to the extent required.

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Equity Compensation Plan Information

The following table provides information as of the end of fiscal 2021 with respect to the shares of Ciena common stock that may be issued under Ciena’s existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)		Weighted average exercise price of outstanding options, warrants and rights (B)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)

Equity compensation plans approved by stockholders (1)	4,167,148	(1)	$32.46	(2)	24,894,566	(3)

Equity compensation plans not approved by stockholders	—		—

Total	4,167,148		$32.46

(1)	Includes the following:

•	82,909 shares underlying options awarded under the Cyan, Inc. 2006 Stock Plan and Cyan, Inc. 2013 Equity Incentive Plan, assumed by Ciena in connection with an acquisition transaction;
•

3,533,686 shares underlying unvested RSUs awarded under the 2008 Plan and the 2017 Plan and deferred RSUs awarded under the Ciena Corporation 2000 Equity Incentive Plan, the 2008 Plan, and the 2017 Plan;

•	82,662 shares underlying earned but unvested PSUs awarded under the 2017 Plan;
•

147,922 shares underlying unearned PSUs awarded under the 2017 Plan, assuming the achievement of target performance with respect to each applicable performance metric such that 100% of the target PSUs are earned. The number of shares earned pursuant to such PSUs, if any, will be determined following completion of the relevant performance period; and

•

319,969 shares underlying unearned MSUs awarded under the 2017 Plan, assuming the achievement of target performance such that 100% of the target MSUs are earned. The number of shares earned pursuant to such MSUs, if any, will be determined following completion of the relevant performance period.

The number of shares of Ciena common stock to be issued to participants upon vesting of unvested RSUs, PSUs, and MSUs will be lower than what is reflected in the above table because shares will be withheld to meet employee tax withholding requirements upon vesting.

(2)	Represents the weighted average exercise price of options, and does not take into account RSUs, PSUs, or MSUs, which have no exercise price.

(3)

As of October 30, 2021, reflects approximately 12.0 million and 12.9 million shares available for issuance under the 2017 Plan and ESPP, respectively. Pursuant to the terms of the 2017 Plan, if any shares covered by an award under the 2017 Plan or a “prior plan” (as such term is defined in the 2017 Plan) are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock not purchased or forfeited will again be available for making awards under the 2017 Plan.

2022 Proxy Statement	69

Stockholder Proposals for 2023 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, some proposals by stockholders may be eligible for inclusion in our proxy statement for the 2023 Annual Meeting. Stockholder proposals submitted must include proof of ownership of Ciena common stock in accordance with Rule 14a-8(b)(2). These submissions must comply with the rules of the SEC for inclusion in our proxy statement and must be received no later than October 18, 2022. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

Under our proxy access bylaw, if a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements set forth in our bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our proxy statement for the 2023 Annual Meeting, the nominations must be received in a timely manner, between 120 and 150 days prior to the anniversary of the date our proxy statement was first sent to stockholders in connection with our 2022 annual meeting, which would be no earlier than September 18, 2022 and no later than October 18, 2022. For more information on this proxy access right, please see “Principles of Corporate Governance, Bylaws and Other Governance Documents – Proxy Access” above.

We strongly encourage any stockholder interested in submitting a proposal or nomination to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws.

If you wish to present a proposal or nomination before our 2023 Annual Meeting, but you do not intend to have your proposal included in our proxy statement, your proposal must be delivered no earlier than December 1, 2022 and no later than December 31, 2022. If the date of our 2023 Annual Meeting of Stockholders is more than 30 calendar days before or more than 30 calendar days after the anniversary date of the 2022 Annual Meeting, your submission must be delivered not earlier than 120 days prior to our 2023 Annual Meeting and not later than the later of the 90th day prior to such Annual Meeting and the 10th day following the public announcement of the date of such meeting.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for our 2023 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 30, 2023. If the date of our 2023 Annual Meeting of Stockholders is more than 30 calendar days before or more than 30 calendar days after the anniversary date of the 2022 Annual Meeting, such information must be provided by the later of the 60th day prior to such Annual Meeting and the 10th day following the public announcement of the date of such meeting.

To submit a proposal or nomination, stockholders should provide written notice to Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary. Stockholders should note that our bylaws clarify the applicability of Ciena’s advance notice provision to all stockholder proposals, whether or not submitted for inclusion in Ciena’s proxy statement. Specifically, Article I, Section 4(A)(3)(c) of the bylaws, governing stockholder submission of a proposal or nomination of a person for election as a director, requires a stockholder to include the following information in the notice provided to Ciena:

•	the name and address of such stockholder as it appears on Ciena’s books, and any beneficial owner;

•	the class and number of shares that are owned beneficially and of record by the stockholder and any beneficial owner;

•	a representation that the stockholder is entitled to vote at the meeting and intends to attend the meeting to present the proposal or director nomination;

•	a representation as to whether the stockholder intends to conduct a proxy solicitation;

•

a description of any agreement, arrangement or understanding between or among the stockholder, any beneficial owner, any of their affiliates or other persons acting in concert with them, and any nominee or the nominee’s affiliates, with respect to the nomination or proposal; and

•

a description of any agreement, arrangement or understanding, including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares, entered into as of the notice date by, or on behalf of, the stockholder and any beneficial owner, the effect or intent of which is to mitigate loss, manage risk, benefit from share price changes, or increase or decrease voting power of the stock held by such person.

Additional information is required to be included in the notice provided to Ciena for stockholder proposals made in accordance with our proxy access bylaw provision, including, among other things:

•	statements certifying and materials evidencing continuous ownership of stock for at least three years;

•	written consent of the stockholder’s nominees;

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•	certain representations and undertakings with respect to ownership of stock, nominations, and accuracy of information provided; and

•	an undertaking to comply with applicable law and assume liability stemming from any violations arising from information provided by the stockholder.

The description above is intended as a summary and is qualified in its entirety by reference to the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The bylaws are available on the “Corporate Responsibility – Governance Documents” page of the “Investors” section of our website at www.ciena.com.

General Information

Our Board of Directors has made these proxy materials available to you via the Internet or, upon your request, has delivered printed versions of these materials to you by mail. We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2022 Annual Meeting. The Annual Meeting will be held on March 31, 2022 at 3:00 p.m. Eastern Time, or at any adjournment thereof. As described below, this year’s Annual Meeting will be a completely virtual meeting of stockholders to be held over the Internet.

Internet Availability of Proxy Materials

We are making this proxy statement and our Annual Report to Stockholders, including our Annual Report on Form 10-K for fiscal 2021, available to our stockholders on the Internet. On February 15, 2022, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this proxy statement and our Annual Report to Stockholders for fiscal 2021. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote over the Internet, by mail or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote over the Internet, or have been mailed paper copies of our proxy materials and a proxy card or a vote instruction form from their bank or broker.

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of our Annual Meeting, and reduce the environmental impact of our Annual Meeting. However, if you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Attending the Annual Meeting

Ciena will be hosting this year’s Annual Meeting live over the Internet at www.virtualshareholdermeeting.com/CIEN2022. The Annual Meeting will be a completely virtual meeting to be held over the Internet. A summary of the information you need to attend the Annual Meeting online is provided below:

•	All stockholders can attend the Annual Meeting over the Internet at www.virtualshareholdermeeting.com/CIEN2022;

•

Only stockholders as of the record date may vote or submit questions while attending the Annual Meeting (by using the 16-digit control number provided in your Notice of Internet Availability of Proxy Materials, your proxy card, or the voting instructions that accompanied your proxy materials);

•	Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/CIEN2022;

•

Stockholders with questions regarding how to attend and participate in the Annual Meeting or who encounter any technical difficulties with the virtual meeting may call 1-844-986-0822 or 1-303-562-9302 (international) on the meeting date; and

•	A replay of the Annual Meeting will be available online for approximately 12 months following the meeting date.

See “Frequently Asked Questions” below for additional information.

2022 Proxy Statement	71

Frequently Asked Questions

Who may vote at the Annual Meeting?

The Board of Directors has set February 4, 2022 as the record date for the Annual Meeting. If you were the owner of Ciena common stock at the close of business on February 4, 2022, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date.

A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 7035 Ridge Road, Hanover, Maryland 21076, and online during the Annual Meeting accessible at www.virtualshareholdermeeting.com/CIEN2022. As a result of the ongoing COVID-19 pandemic, we expect that our offices may generally remain closed through the date of the Annual Meeting. Stockholders wishing to examine the list may contact our Corporate Secretary, and arrangements will be made to review the list in person.

How many shares must be present to hold the Annual Meeting?

A majority of our shares of common stock outstanding as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a “quorum.” On the record date, there were 153,010,672 shares of Ciena common stock outstanding. Your shares will be counted as present at the Annual Meeting if you either attend our online Annual Meeting or properly submit your proxy prior to the Annual Meeting.

Why was I mailed a notice regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

Proposals		Board Vote Recommendation

1.	Elect three Class I Director nominees	FOR each nominee

2.	Ratify appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022	FOR

3.	Advisory vote on named executive officer compensation (“Say-on-Pay”)	FOR

How will voting on any business not described in this proxy statement be conducted?

We are not currently aware of any other business to be acted upon at the Annual Meeting. If any other matters are properly submitted for consideration at the Annual Meeting, including any proposal to adjourn the Annual Meeting, the persons named as proxies will vote the shares represented thereby in their discretion. Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting.

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How many votes are required to approve each proposal?

In the case of an uncontested election, our bylaws require that each director be elected by the vote of a majority of the votes cast with respect to that director’s election by holders of shares present in person or represented by proxy at the Annual Meeting. For this purpose, a “majority of the votes cast” means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election, with abstentions and broker non-votes not counted as a vote cast either “FOR” or “AGAINST.” For more information regarding the Board’s required procedures and this majority vote standard, please see our Principles of Corporate Governance and bylaws, which can be found on the “Corporate Responsibility – Governance Documents” page of the “Investors” section of our website at www.ciena.com.

In the case of a contested election (i.e., an election in which the number of candidates exceeds the number of directors to be elected), directors will be elected by plurality vote. For this election, the election of directors at the Annual Meeting is uncontested, meaning that the nominees will be elected by a majority of the votes cast, as described above.

Approval of proposals 2 and 3 each require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on these proposals, with abstentions having the same effect as a vote “AGAINST” and broker non-votes not counted as a vote either “FOR” or “AGAINST” and having no effect on the outcome of the vote.

How are votes counted?

With regard to the election of each director nominee in proposal 1 and with regard to proposals 2 and 3, each as set forth in this proxy statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on these proposals, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will have no effect on the outcome of the election of our directors in an uncontested election, but will have the same effect as a vote “AGAINST” the remaining proposals.

What are broker non-votes and how are they counted at the Annual Meeting?

Broker non-votes occur when brokers do not receive voting instructions from their customers and do not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, your broker may have discretionary authority to vote your shares on certain routine items but not on other items. Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will not be counted for purposes of the election of directors and will have no effect on the outcome of the vote on the remaining proposals.

What is the difference between holding shares as a “stockholder of record” and as a beneficial owner of shares held in “street name”?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares, and the Notice was sent directly to you.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the

Notice or separate voting instructions were forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You should follow the instructions in the Notice or voting instructions provided to you by that organization in order to vote your shares or direct the organization on how to vote your shares.

Why hold a virtual Annual Meeting over the Internet?

We embrace the latest technologies in our business and believe that holding our Annual Meeting virtually over the Internet provides expanded access, improves communication with stockholders, and yields cost savings for Ciena and our stockholders. We ensure that at our virtual Annual Meeting, all attendees are afforded the same rights and opportunities to participate as they would at an in-person meeting. We began holding our Annual Meeting online in 2013. At that time, we considered a number of factors, including the technologies available to us, the cost of our Annual Meeting, and the historical level of stockholder attendance in person, as compared to the use of other communications such as telephone or Internet. We noted at that time that only a very small number of stockholders, generally less than ten each year, attended our Annual Meeting in person. When we considered implementing a fully virtual Annual Meeting in 2013, we reached out to a number of our stockholders and received extensive support. We continue to receive positive feedback from our stockholders as we adopt best practices and new technologies for our Annual Meeting, proxy statement and related materials. We evaluate annually the method of holding the Annual Meeting, taking into consideration the above factors as well as business and market conditions and the proposed agenda items. We continue to believe that holding our Annual Meeting virtually over the Internet is the right approach for our company, as it enables more of our global base of stockholders to participate in our Annual Meeting.

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How do I vote my shares without participating in the online Annual Meeting?

Whether you are a “stockholder of record” or hold your shares in “street name,” you may direct your vote without participating in the online Annual Meeting.

If you are a stockholder of record, you may vote by your shares over the Internet or by telephone by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically over the

Internet or by telephone by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing the voter instruction form provided by your bank or broker and returning it by mail. If you provide specific directions on how to vote by mail, telephone or over the Internet, your shares will be voted by your broker or nominee as you have directed.

The persons named as proxies are executive officers of Ciena. All proxies properly submitted in time to be counted at the Annual Meeting will be voted in accordance with the directions contained therein. If you submit your proxy without directing how your shares are to be voted, your shares will be voted by the proxy holders in accordance with the recommendations of the Board of Directors set forth above.

How do I vote my shares during the online Annual Meeting?

Even if you plan to attend and participate in our online Annual Meeting, we encourage you to vote by telephone or over the Internet, or by returning a proxy card following your request of printed materials. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the online Annual Meeting. Whether you are a stockholder of record or hold your shares in “street name,” you may vote online at the Annual Meeting. You will need to enter your 16-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the Annual Meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a Notice or separate voting instructions for each account. To ensure that all of your shares in each account are voted, you must vote in accordance with the Notice or separate voting instructions that you receive for each account.

May I revoke my proxy and change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your proxy over the Internet or by phone by following the instructions included in your proxy materials, or by submitting a written notice of revocation to Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary. You may also revoke a previously submitted proxy by voting again on a later date over the Internet, by telephone or by signing and returning a new proxy card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you enter your 16-digit control number and vote again electronically at the Annual Meeting.

What happens if additional matters are presented at the meeting?

Management knows of no matters to be presented for action at the Annual Meeting other than those mentioned in this proxy statement, and the deadline under our bylaws for stockholder proposals and director nominations has passed. However, if any additional matters properly come before the Annual Meeting, it is intended that the persons named as proxies will vote on such other matters in accordance with their judgment of the best interests of Ciena. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors.

Will the Annual Meeting be webcast?

Yes. This year’s Annual Meeting will be a completely virtual meeting and will be webcast live at www.virtualshareholdermeeting.com/CIEN2022. All stockholders may attend and listen live to the webcast of the Annual Meeting. Stockholders as of the record date of the Annual Meeting may electronically vote their shares and submit questions while attending the Annual Meeting over the Internet by using the 16-digit control number included in the Notice, proxy card or the voting instructions that accompanied these proxy materials. A replay of the Annual Meeting audio webcast will be available on our website for approximately one year.

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How can I submit a question at the Annual Meeting?

Stockholders as of the record date of the Annual Meeting may submit questions in advance of the Annual Meeting by visiting www.proxyvote.com and accessing the online pre-meeting forum using the 16-digit control number found on the Notice, proxy card or voting instructions that accompanied these proxy materials. Stockholders may also submit questions while attending the Annual Meeting. As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted in advance of and during the Annual Meeting that are pertinent to Ciena and the items of business at the Annual Meeting, as time permits and in accordance with our annual meeting procedures. Stockholders may submit questions during the Annual Meeting by logging into www.virtualshareholdermeeting.com/CIEN2022 with the 16-digit control number found on the Notice, proxy card or voting instructions that accompanied these proxy materials and typing the question into the “Ask a Question” field.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and will be subsequently published by us by the filing of a current report on Form 8-K with the SEC shortly following our Annual Meeting. This filing will also be available on our website at www.ciena.com.

Who is soliciting my vote and who will bear the cost of this solicitation?

Our Board of Directors is making this solicitation, and Ciena will bear the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We have engaged Alliance Advisors as our proxy solicitor to help us solicit proxies for a fee of $13,000, plus reasonable out-of-pocket expense. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of Ciena common stock, and normal handling charges may be paid for such forwarding service. Officers and other Ciena employees, who will receive no additional compensation for their services, may solicit proxies by mail, e-mail, via the Internet, personal interview or telephone.

Annual Report on Form 10-K

A copy of Ciena’s Annual Report to Stockholders for fiscal 2021, which includes the Annual Report on Form 10-K, has been posted on the Internet along with this proxy statement, each of which is accessible by following the instructions in the Notice of Internet Availability of Proxy Materials. The Annual Report to Stockholders is not incorporated into this proxy statement and is not considered proxy-soliciting material.

Ciena filed its Annual Report on Form 10-K for fiscal 2021 with the SEC on December 17, 2021. Ciena will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for fiscal 2021, excluding exhibits. Please send a written request to Investor Relations, Ciena Corporation, 7035 Ridge Road, Hanover, Maryland, 21076, or access these materials from the “Investors” section of Ciena’s website at www.ciena.com.

Householding of Proxy Materials

Stockholders residing in the same address who hold their stock through a bank or broker may receive only one set of proxy materials, including the Notice of Internet Availability of Proxy Materials, in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials, called “householding,” saves Ciena money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household receives multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Electronic Delivery of Future Proxy Materials

If you receive your proxy materials by mail, we encourage you to elect to receive future copies of our proxy materials by e-mail. To enroll in this program, follow the instructions included on your Notice of Internet Availability of Proxy Materials or in the proxy materials provided by your bank or broker. Enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is canceled. Enrolling to receive proxy materials online will save Ciena the cost of printing and mailing documents and will reduce the environmental impact of our Annual Meeting.

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Non-GAAP Measures

GAAP Measures at or as of fiscal year ended October 30, 2021

The following table includes certain comparable GAAP measures for Non-GAAP measures included in this proxy statement:

Comparable GAAP Measure (in thousands, except share data)
Operating Expense	$1,226,623
Operating Income	$495,356
Net Income	$500,196
Gross margin	47.6%
Net Income per Diluted Common Share	$3.19
Net Cash Provided by Operating Activities	$541,646
Capital Expenditures	$(79,550)

Non-GAAP Measures

We report our financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide management and investors useful supplemental information and meaningful insight into the operating performance of the business. This proxy statement includes non-GAAP measures of one or more of Ciena’s operating expense, operating income, net income, gross margin, net income per diluted common share, net cash provided by operating activities, and capital expenditures. These measures are not intended to be a substitute for financial information presented in accordance with GAAP. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for or superior to financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. A reconciliation of non-GAAP measures used in this proxy statement to Ciena’s GAAP results for the relevant period, along with a description of adjustments, can be found in the Appendix to our investor presentation for the fourth quarter of fiscal 2021 included as an exhibit to our Current Report on Form 8-K furnished with the SEC on December 9, 2021 and should be carefully evaluated.

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CIENA CORPORATION 7035 RIDGE ROAD HANOVER, MD 21076 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/CIEN2022 You may attend the Meeting on March 31, 2022 at 3:00 p.m. Eastern Time via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D66854-P63893 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CIENA CORPORATION The Board of Directors recommends you vote FOR the following proposals: 1. Election of three Class I Directors: Nominees: 1a. Lawton W. Fitt 1b. Devinder Kumar 1c. Patrick H. Nettles, Ph.D. For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022. 3. Advisory vote on our named executive officer compensation, as described in the proxy materials. NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com. D66855-P63893 CIENA CORPORATION Annual Meeting of Stockholders March 31, 2022 at 3:00 p.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, and appoints Gary B. Smith, James E. Moylan, Jr. and David M. Rothenstein, or any of them, the proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Ciena Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ciena Corporation to be held via live webcast at www.virtualshareholdermeeting.com/CIEN2022 on Thursday, March 31, 2022 at 3:00 p.m. Eastern Time, or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side